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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Sturm, Ruger & Company, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 24, 2007
          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the “Company”) will be held at The Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 on the 24th day of April, 2007 at 10:30 a.m. to consider and act upon the following:
1.	A proposal to elect eight (8) Directors to serve on the Board of Directors for the ensuing year;

2.	A proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the 2007 fiscal year;

3.	A proposal to approve the Sturm, Ruger & Company, Inc. 2007 Stock Incentive Plan; and

4.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
          Only holders of record of Common Stock at the close of business on March 2, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices located at 1 Lacey Place, Southport, Connecticut 06890.
          The Company’s Proxy Statement is attached hereto.

By Order of the Board of Directors

/s/ Leslie M. Gasper
Leslie M. Gasper
Corporate Secretary
Southport, Connecticut
March 31, 2007
          ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL USING THE POSTAGE-PAID ENVELOPE PROVIDED.

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(continued)
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March 31, 2007
PROXY STATEMENT
Annual Meeting of Stockholders of the Company to be held on April 24, 2007
PROXY SOLICITATION AND VOTING INFORMATION
          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) for use at the 2007 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at 10:30 a.m. on April 24, 2007 at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 31, 2007.
          The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.
          If the enclosed proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company’s Secretary at the Company’s address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). All expenses in connection with the solicitation of these proxies, which are estimated to be $120,000, will be borne by the Company.
          The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements, is enclosed herewith.
          Only holders of Common Stock, $1.00 par value, of the Company (the “Common Stock”) of record at the close of business on March 2, 2007 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock is entitled to one vote per share. As of March 31, 2007, 22,638,720 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.
          In accordance with the Company’s By-Laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eight nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will be counted as being present at the Meeting. However, these shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have no effect as votes on the election of Directors.
          The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the 2007 fiscal year and the approval of the Sturm, Ruger & Company, Inc. 2007 Stock Incentive Plan (the “2007 SIP”), which are also to be voted on at the Meeting, and to approve any other matters properly presented at the Meeting. Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
          Eight Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.
          Background
          Below is a discussion of certain events regarding the Board of Directors that have taken place since January 1, 2006, at which time the members of the Board of Directors were William B. Ruger, Jr., Stephen L .Sanetti, John A. Cosentino, Jr., Richard T. Cunniff, John M. Kingsley, Jr., James E. Service and Joseph C. Strasser:
➢	On January 28, 2006, Rear Admiral Joseph Strasser resigned from the Board of Directors for health reasons, and on January 31, 2006 the Board amended the Company’s By-Laws to reduce the number of Directors to six rather than fill the vacancy created by Rear Admiral Strasser’s resignation.

➢	On February 13, 2006, William B. Ruger, Jr. voluntarily resigned as a Director and as Chairman of the Board, and retired as Chief Executive Officer of the Company effective as of February 28, 2006.

➢	On February 15, 2006, the Board voted to amend the Company’s By-Laws to reduce the number of Directors to five rather than fill the vacancy created by Mr. Ruger’s resignation, and also authorized the amendment of the Company’s By-Laws in order to appoint a non-executive Chairman of the Board, naming Vice Admiral James E. Service to this position. The Board also named Stephen L. Sanetti as interim Chief Executive Officer effective as of February 28, 2006.

➢	On May 24, 2006, after conducting a professional search, the Board voted to increase the number of Directors to eight, and elected C. Michael Jacobi, Stephen T. Merkel and Ronald C. Whitaker to the Board of Directors effective as of June 1, 2006.

➢	On September 25, 2006, following another professional search, the Board appointed Michael O. Fifer as Chief Executive Officer, and named him to the Board of Directors on October 19, 2006 after amending the By-Laws to increase the number of Directors to nine.

➢	On January 22, 2007, Richard T. Cunniff announced his intention to retire from the Board as of April 24, 2007, and the Board voted on that date to amend the By-Laws to reduce the number of Directors to eight as of April 24, 2007, rather than fill the vacancy to be created by Mr. Cunniff’s retirement.

DIRECTOR NOMINEES
          The following table lists each nominee for Director and sets forth certain information concerning each nominee’s age, business experience, other directorships and committee memberships in publicly-held corporations and current Board committee assignments. With the exception of Messrs. Jacobi, Merkel, Whitaker and Fifer, all of the eight nominees for Director listed below were elected at last year’s Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director listed below. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company.

Name,	Business Experience
Age,	During the Past Five Years,
First Became A Director	Other Directorships and Current Committee Memberships
James E. Service Age 76 Director since July, 1992	Chairman of the Board (non-executive) of the Company since 2006. Vice Admiral of the United States Navy (retired). Semi-Consultant with PGR Solutions (investment management). Commander, United States Naval Air Force, Pacific Fleet, from 1985 to 1987. Former Director of Wood River Medical Center, Ketchum, Idaho.

Adm. Service currently serves as the Company’s Nominating and Corporate Governance Committee Chair, and as a member of the Compensation Committee and Executive Operations Committee.

Stephen L. Sanetti Age 57 Director since March, 1998	Vice Chairman of the Board, President, Chief Operating Officer and General Counsel of the Company since September 25, 2006. Interim Chief Executive Officer from February 28, 2006 to September 24, 2006, and Vice Chairman, President, Chief Operating Officer and General Counsel as of May 6, 2003. Prior thereto, Senior Executive Vice President and General Counsel from October 24, 2000. Prior thereto, Vice President and General Counsel from March 11, 1993. Governor of the National Shooting Sports Foundation and Hunting & Shooting Sports Heritage Foundation. Trustee of the Friends of Boothe Park.

John M. Kingsley, Jr. Age 75 Director since April, 1972	Director of the Neurological Institute of New Jersey and Trustee of Brundge, Story and Rose Investment Trust from 1999 to 2003. Executive Vice President of the Company from 1971 to 1996. Former Vice President of F.S. Smithers & Company. Former Vice President of Finance, General Host Company. Former Associate of Corporate Finance of Dillon, Read & Co., Inc. Former Senior Accountant of Price, Waterhouse & Company. Mr. Kingsley is a Certified Public Accountant.

Mr. Kingsley is currently the Chairman of the Company’s Audit Committee.

John A. Cosentino, Jr. Age 57 Director since August, 2005	Partner of Ironwood Manufacturing Fund, LP since 2002. Chairman of Simonds International, Inc. since 2003. Chairman of North American Specialty Glass, LLC since 2005. Vice Chairman of Primary Steel, LLC since 2005. Partner of Capital Resource Partners, LP from 2000 to 2001, and Director and investor in the following Capital Resource Partners, LP portfolio companies: Spirit Brands since 1998, Pro Group, Inc. from 1999 to 2002, WPT, Inc. from 1998 to 2001, and Todd Combustion, Inc. from 1997 to 1999. Former Vice President-Operations of the Stanley Works. Former President of PCI Group, Inc.. Rau Fastener, LLC., and Otis Elevator-North America, division of United Technologies. Former Group Executive of the Danaher Corporation. Former Director of Integrated Electrical Services, Olympic Manufacturing Company, and the Wiremold Company.

Mr. Cosentino is currently a member of the Company’s Nominating and Corporate Governance Committee, Chairman of the Compensation Committee and Co-Chair of the Executive Operations Committee.

Name,	Business Experience
Age,	During the Past Five Years,
First Became A Director	Other Directorships and Current Committee Memberships
C. Michael Jacobi Age 65 Director since June, 2006	President of Stable House 1, LLC, a private real estate development company, since 1999. President, CEO and Board member of Katy Industries, Inc. from 2001 to 2005. Former President, CEO and Board member of Timex Corporation. Member of the Boards of Directors and Audit committees chairman of the Corrections Corporation of America (since 2000) and Webster Financial Corporation (since 1993). Member of the Board of Directors and Audit committee of Kohlberg Capital Corporation since 2006. Member of the Board of Directors of Invisible Technologies, Inc. from 2001 to 2006. Mr. Jacobi is a Certified Public Accountant.

Mr. Jacobi is currently a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee and Co-Chair of the Executive Operations Committee.

Stephen T. Merkel Age 55 Director since June, 2006	CEO and Chairman of the Waterbury Companies since 2004. Corporate Vice President, Officer and President of Loctite General Industrial Business from 1999 to 2003. President of Loctite Americas from 1996 to 1999. Board member of Turtle Wax, Inc. from 1997 to 2000, and St. Francis Hospital from 2000 to 2004.

Mr. Merkel is currently a member of the Company’s Compensation Committee.

Ronald C. Whitaker Age 59 Director since June, 2006	President, CEO (since 2003) and Board member (since 2001) of Hyco International. Former President, CEO (from 2000 to 2003) and current Board and executive committee of Strategic Distribution, Inc. President and CEO of Johnson Outdoors from 1996 to 2000. CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995. Board member of Michigan Seamless Tube (since 2004), Group Dekko (since 2006), and Pangborn Corporation (since 2006). Board member of Precision Navigation, Inc. from 2000 to 2003, Weirton Steel Corporation from 1994 to 2003 and Code Alarm from 2000 to 2002. Trustee of College of Wooster from 1997 through 2005.

Mr. Whitaker is currently a member of the Company’s Audit Committee.

Michael O. Fifer Age 49 Director since October, 2006	Chief Executive Officer of the Company as of September 25, 2006. President of Engineered Products of Mueller Industries, Inc from 2003 to 2006. President of North American Operations of Watts Industries, Inc. from 1998 to 2002. Member of the Board of Directors and Audit, Compensation and Special committees of Conbraco Industries from 2003 to 2006.
          More than a majority of the current Directors are “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”). The Board of Directors has affirmatively determined that none of Messrs. Cosentino, Jacobi, Kingsley, Merkel, Service, Whitaker and Strasser (prior to his resignation on January 28, 2006) has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof.
Board of Director Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
          The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors and its committees continually review the Company’s governance policies and practices as they relate to the practices of other public companies, specialists in corporate governance, the rules and regulations of the Securities and Exchange Commission (the “SEC”), Delaware law (the state in which the Company is incorporated) and the listing standards of the NYSE. As a result of these reviews, the Board of Directors has, over the past several years, among other things:
➢	Adopted a revised charter for the Audit Committee;

➢	Adopted a charter for the Compensation Committee;

➢	Established and adopted a charter for the Nominating and Corporate Governance Committee;

➢	Adopted a Code of Business Conduct and Ethics;

➢	Adopted Corporate Board Governance Guidelines;

➢	Adopted a method by which stockholders and other interested parties can send communications to the Board of Directors;

➢	Adopted procedures for the succession of the Chief Executive Officer;

➢	Adopted criteria for the selection of new Directors; and

➢	Caused the non-management Directors of the Board of Directors to meet regularly in executive sessions.
Corporate Board Governance Guidelines
          The Company’s corporate governance practices are embodied in the Corporate Board Governance Guidelines. A copy of the Corporate Board Governance Guidelines is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.
          The Company’s business and affairs are under the direction of the Board of Directors of the Company pursuant to the General Corporation Law of the State of Delaware as in effect from time to time and the Company’s By-Laws. Members of the Board of Directors are kept informed of the Company’s affairs through discussions with the Company’s executive officers, by careful review of materials provided to them and by participating in meetings of the Board of Directors and the committees of the Board of Directors.

COMMITTEES OF THE BOARD
Audit Committee
          In 2006, the members of the Audit Committee of the Board of Directors were John A. Cosentino, Jr., Richard T. Cunniff, C. Michael Jacobi, John M. Kingsley, Jr., James E. Service, Ronald C. Whitaker and Joseph C. Strasser until his resignation on January 28, 2006. Mr. Kingsley, Jr. served as Committee Chairman. The Board appointed Messrs. Jacobi and Whitaker as members of the Audit Committee on June 1, 2006. Each of Messrs., Cosentino, Cunniff, Jacobi, Kingsley, Service and Whitaker are, and Admiral Strasser was, considered “independent” for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices. In addition, the Company has determined that Mr. Kingsley is an “audit committee financial expert” as defined by the SEC rules and regulations. The Board of Directors has also affirmed that C. Michael Jacobi’s simultaneous service on more than three audit committees, as noted in his business biography under “DIRECTOR NOMINEES”, does not impair his ability to effectively serve on the Company’s Audit Committee.
          At a Board meeting on October 19, 2006, the Board revised the membership of the Audit Committee effective January 1, 2007, naming John M. Kingsley, Jr. as continuing committee Chairman, and C. Michael Jacobi and Ronald C. Whitaker as continuing committee members.
          The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.
          The Audit Committee is governed by a written charter that has been adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A, is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.
          The Audit Committee held nine meetings during 2006, including six telephonic meetings. All members of the Audit Committee attended at least 75% of the meetings of the committee during their 2006 tenure. The Annual Report of the Audit Committee is included in this Proxy Statement.

Report of the Audit Committee*
          Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
          The committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by Independence Standard Board Standard No. 1 “Independence Discussions with Audit Committees”.
          The committee discussed with the independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held nine meetings during fiscal year 2006.
          In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
John M. Kingsley, Jr., Audit Committee Chairman
C. Michael Jacobi
Ronald C. Whitaker
February 28, 2007

*	The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

Compensation Committee
          In 2006, the members of the Compensation Committee of the Board of Directors were John A. Cosentino, Jr., Richard T. Cunniff, C. Michael Jacobi, John M. Kingsley, Jr., Stephen Merkel, James E. Service and Joseph C. Strasser until his resignation on January 28, 2006. Mr. Cosentino, Jr. served as committee Chairman. Messrs. Jacobi and Merkel were appointed to the Compensation Committee as of June 1, 2006. Each of Messrs. Cosentino, Cunniff, Jacobi, Kingsley, Merkel and Service are, and Admiral Strasser was, considered “independent” for purposes of service on the Compensation Committee under the rules of the NYSE, including Rule 303A thereof.
          At a Board meeting on October 19, 2006, the Board revised the membership of the Compensation Committee effective January 1, 2007, naming John A. Cosentino, Jr. as continuing committee Chairman, and James E. Service and Stephen T. Merkel as continuing committee members.
          The purposes of the Compensation Committee are: (i) discharging the responsibilities of the Board of Directors with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board of Directors, and under the Company’s incentive and equity-based plans and (ii) producing an annual report on executive compensation to be included in the Company’s annual proxy statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.
          The Compensation Committee is governed by a written charter that has been adopted by the Board of Directors. A copy of the Compensation Committee charter is attached to this Proxy Statement as Exhibit B, is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.
          The Compensation Committee held six meetings during 2006. All members of the Compensation Committee attended all meetings of the committee during their 2006 tenure. The annual Compensation Committee Report on Executive Compensation is included in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
          During the 2006 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

Compensation Committee Report on Executive Compensation *
          The committee has reviewed and discussed with management the Compensation Discussion & Analysis. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
John A. Cosentino, Compensation Committee Chairman
James E. Service
Stephen T. Merkel
March 19, 2007

*	The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

Nominating and Corporate Governance Committee
          In 2006, the members of the Nominating and Corporate Governance Committee were James E. Service, John A. Cosentino, Jr., Richard T. Cunniff, John M. Kingsley, Jr., Stephen T. Merkel, Ronald C. Whitaker and Joseph C. Strasser until his resignation on January 28, 2006. Admiral Service served as Committee Chairman. Messrs. Merkel and Whitaker were appointed to the committee as of June 1, 2006. Each of Messrs. Cosentino, Cunniff, Kingsley, Merkel, Service and Whitaker are, and Admiral Strasser was, considered “independent” for purposes of service on the Nominating and Corporate Governance Committee under the rules of the NYSE, including Rule 303A thereof.
          The Nominating and Corporate Governance Committee is responsible to the Board of Directors for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program. Some of these responsibilities are discussed in more detail below.
          The Nominating and Corporate Governance Committee is governed by a written charter that has been adopted by the Board of Directors. The Nominating and Corporate Governance Committee charter is attached to this Proxy Statement as Exhibit C, is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.
          The Nominating and Corporate Governance Committee held eight meetings during 2006. All members of the committee attended all meetings of that committee during their 2006 tenure, with the exception of Ronald C. Whitaker, who was unable to attend one meeting of the committee due to a prior commitment.
          At a Board meeting on October 19, 2006, the Board revised the membership of the Nominating and Corporate Governance Committee effective January 1, 2007, naming James E. Service as continuing Committee Chairman, and John A. Cosentino, Jr., Richard T. Cunniff as continuing committee members, and C. Michael Jacobi as a new committee member.
          As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment, and gender and ethnic diversity. Functional skills considered important for Directors to possess include experience as a chief executive or financial officer or similar position in finance, audit, manufacturing, advertising, military, or government, and knowledge and familiarity of firearms and the firearms industry. The committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest. In addition, the following characteristics and abilities, as excerpted from the Company’s Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:
➢	personal and professional ethics, strength of character, integrity, and values;

➢	success in dealing with complex problems or have obtained and excelled in a position of leadership;

➢	sufficient education, experience, intelligence, independence, fairness, reasoning ability, practicality, wisdom, and vision to exercise sound and mature judgment;

➢	stature and capability to represent the Company before the public and the stockholders;

➢	the personality, confidence, and independence to undertake full and frank discussion of the Company’s business assumptions;

➢	willingness to learn the business of the Company, to understand all Company policies, and to make themselves aware of the Company’s finances; and

➢	willingness at all times to execute their independent business judgment in the conduct of all Company matters.
          The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates. These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to be used to assist it in identifying or evaluating candidates. The Nominating and Corporate Governance Committee has to date retained the firm of Korn/Ferry International to assist in the search for qualified Directors.
          The Nominating and Corporate Governance Committee has a written policy which states that it will consider Director candidates recommended by stockholders. There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources. Any stockholder interested in recommending a candidate for consideration should send information relating to such stockholder’s ownership of Common Stock of the Company, the biographical information about the candidate as set forth under Proposal No. 1 of this Proxy Statement, a statement of the qualifications of the candidate and at least three business references, to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890. The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee. In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company’s next Annual Meeting of Stockholders, stockholder recommendations for Director candidates must be received by the Company on or before December 1, 2007.
          The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5 percent of the Company’s Common Stock for at least one year prior to the date of the recommendation.

Executive Operations Committee
     Effective August 1, 2006, the Board of Directors established the Executive Operations Committee to collaborate with the Company’s executive team during the recent transition in the management of the Company, and appointed John A. Cosentino and C. Michael Jacobi as Co-Chairs, and James E. Service as a member of the Executive Operations Committee. The need to continue the Executive Operations Committee will be evaluated by the Board annually. The Board established the Executive Operations Committee’s responsibilities and roles as follows:
➢	To act as the Board’s representatives in providing advisory leadership to management as needed, and to ensure that all the expert resources, experiences and skill sets of the Board are constructively deployed in improving the business performance of the Company;

➢	To establish and implement a strategic business plan that enables the delivery of the growth and profitability objectives of the Company’s stockholders;

➢	To develop and implement the Ruger Business System, a robust, Company-wide business system based on “lean” principles and practices, designed to become indelibly rooted and capable of sustaining itself beyond the tenure of the current management team;

➢	To identify, recruit and develop key executive and management level personnel needed to execute the Company’s strategic and operational plans and to ensure a viable succession plan;

➢	To conduct ongoing oversight of Company operations and business performance, including monthly operations and strategy deployment reviews with executive management;

➢	To identify and explore major initiatives, such as acquisition analyses, major new program proposals and business opportunities; and

➢	To ensure overall executive team effectiveness, collaboration and communication within management and with the Board.
     The Executive Operations Committee held five meetings during 2006. All members of the committee attended all meetings of the committee during their 2006 tenure.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES
          In 2006, each Director attended at least 75% of the total number of 2006 meetings of the Board of Directors and its Committees on which he served during his 2006 tenure, with the exception of: (i) Ronald C. Whitaker, who was unable to attend one meeting of the Nominating and Corporate Governance Committee due to a prior commitment and (ii) William B. Ruger, Jr., who attended one, and was recused from one, of the two 2006 meetings of the Board of Directors held before he resigned as Chairman of the Board and retired as Chief Executive Officer of the Company.
          In addition, all then-current members of the Company’s Board of Directors attended the 2006 Annual Meeting of Stockholders. It is the policy of the Company that attendance at all meetings of the Board of Directors, all committee meetings, and the Annual Meeting of Stockholders is expected, unless the Director has previously been excused by the Chairman of the Board for good cause. Committee memberships and the number of meetings of the full Board of Directors and its committees held during the fiscal year 2006 are set forth in the table below. When feasible and appropriate, it is the practice of the Board of Directors to hold its regular committee meetings in conjunction with the meetings of non-management Directors in an executive session.
MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE FOR YEAR 2006

Nominating and
				Corporate	Executive
		Audit	Compensation	Governance	Operations (1)
Name	Board of Directors	Committee	Committee	Committee	Committee
William B. Ruger, Jr.* (2)	Chair
James E. Service (3)	Chair	Member	Member	Chair	Member
Stephen L. Sanetti*	Vice-Chair
Michael O. Fifer* (4)	Member
John A. Cosentino, Jr.	Member	Member	Chair	Member	Co-Chair
Richard T. Cunniff	Member	Member	Member	Member
C. Michael Jacobi (5)	Member	Member	Member		Co-Chair
John M. Kingsley, Jr.	Member	Chair	Member	Member
Stephen T. Merkel (5)	Member		Member	Member
Joseph C. Strasser (6)	Member	Member	Member	Member
Ronald C. Whitaker (5)	Member	Member		Member
Number of Meetings Held in 2006	15 includes 7 telephonic	9 includes 6 telephonic	6	8 includes 1 telephonic	5
Notes to Membership and Meetings of the Board and its Committees Table

*	Non-independent Board member.

(1)	The Executive Operations Committee was formed as of August 1, 2006.

(2)	William B. Ruger, Jr. resigned as Chairman of Board on February 13, 2006.

(3)	James E. Service was appointed non-executive Chairman of the Board on February 24, 2006.

(4)	Michael O. Fifer was appointed to the Board on October 19, 2006.

(5)	Board and committee memberships effective as of June 1, 2006.

(6)	Joseph C. Strasser resigned from the Board on January 28, 2006.

NON-MANAGEMENT DIRECTORS
          The non-management members of the Board of Directors meet regularly in executive sessions, and each such meeting is led by the non-executive Chairman of the Board, or in his absence, a presiding Director. James E. Service has served as the non-executive Chairman of the Board since February 24. 2006. Richard T. Cunniff, who became the presiding Director upon Townsend Hornor’s death on September 11, 2005, was reappointed as the presiding Director on May 24, 2006. A new presiding Director is chosen annually for a one-year term at the first executive session held in concurrence with the organizational meeting of the Board of Directors held after each Annual Meeting of Stockholders. The Director who is the most senior Director, based on the number of years of service as a Director of the Company, and who has not previously served as presiding Director of the executive sessions (or has not so served for the greatest period of time prior to such decision), is chosen to be the presiding Director. In the absence of the non-executive Chairman of the Board, the presiding Director will preside at executive session meetings, and will act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary.

DIRECTOR AND COMMITTEE COMPENSATION
          The Board of Directors believes that compensation for the Company’s independent Directors should be a combination of cash and equity-based compensation. The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies. Any recommendations for changes are made to the full Board of Directors by the Compensation Committee. In 2006, as a result of this review, the Directors fee structure was changed as described below.
Director’s Fees and Retainers
          Until June 1, 2006, the Company paid each independent Director $20,000 in annual retainer fees for services as a member of the Board of Directors, an attendance fee of $1,500 per Board or committee meeting attended and $750 for each telephonic Board or committee meeting attended. Each Director who was not independent received $6,000 in annual retainer fees, $500 per Board meeting attended and $250 for each telephonic Board meeting attended. Each Committee chairman received $2,000 for each committee meeting chaired.
          As of June 1, 2006, the Board of Directors approved a revised fee schedule whereby all attendance fees (for board and committee meetings) were eliminated and non-independent Directors no longer received Directors’ fees. In addition, each independent Director received an annual retainer fee of $50,000 and $5,000 for service on more than two committees. In addition to the annual retainer fees, the Board Chairman received $20,000, the Audit Committee Chairman received $10,000 and the Compensation Committee Chairman and the Nominating and Corporate Governance Committee Chairman each received $7,500. Payment for service on more than two committees was discontinued effective January 1, 2007.
          As of August 1, 2006, the Board of Directors established an Executive Operations Committee, as described above, and established additional committee fees of $50,000 per year for this Committee’s Co-Chairs and $7,500 per year for its members.
          Under the 2001 Stock Option Plan for Non-Employee Directors, options to purchase 20,000 shares of the Company’s Common Stock are granted to Directors when they are first elected at an exercise price equal to the closing price on the date of award. These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter.
          In 2006, the Board approved awards of $25,000 worth of restricted stock to be granted annually to each independent Director, subject to stockholder ratification of the 2007 SIP at the 2007 Annual Meeting of Stockholders. Pending such ratification, the independent Directors receive $25,000 per year in additional cash compensation, prorated from June 1, 2006, and continuing until June 30, 2007.
          No Director who was not independent served on any committees of the Board of Directors. All Directors were reimbursed for out-of-pocket expenses related to attendance at meetings.

DIRECTORS’ COMPENSATION TABLE FOR YEAR 2006
          The following table reflects the cash and equity compensation received during the 2006 fiscal year by each non-management Director who served on the Company’s Board of Directors and the committees of the Board of Directors. Please see “SUMMARY COMPENSATION TABLE” for disclosure of Directors’ fees paid to management Directors in the 2006 fiscal year.

				Change in Pension
	Fees Earned			Value and Nonqualified
	or Paid in	Option Awards		Deferred Compensation	All other	Total Director
Name of Director	Cash (1)(2)	(3)(4)		Earnings (5)	Compensation	Compensation (6)
James E. Service (7)	$91,167					$91,167
John A. Cosentino, Jr.	$97,208					$97,208
Richard T. Cunniff	$70,000					$70,000
C. Michael Jacobi (8)	$64,853	$11,006	(9)			$75,859
John M. Kingsley, Jr.	$75,833			(10)		$75,833
Stephen T. Merkel (8)	$43,750	$11,006	(9)			$54,756
Joseph C. Strasser (11) former Director	$6,500					$6,500
Ronald C. Whitaker (8)	$43,750	$11,006	(9)			$54,756
Notes to Directors’ Compensation Table

(1)	See “DIRECTOR’S FEES AND RETAINERS” above.

(2)	Includes prorated cash retainer of $25,000 per year in lieu of restricted stock awards that are to be awarded subject to stockholder approval of the 2007 SIP at the 2007 Annual Meeting of Stockholders as described in “Proposal No. 3” below. Includes meeting fees, which were eliminated as of June 1, 2006.

(3)	Non-qualified stock option awards are granted as of date of election to Board of Directors under the Company’s 2001 Stock Option Plan for Non-Employee Directors at an exercise price equal to the closing price of the Common Stock on the date of grant. These options vest and become exercisable in four equal annual installments of 25% of the total options awarded, beginning on the date of grant and on each of the next three anniversaries thereafter. At fiscal year end 2006, the Directors held the following aggregate number of stock options: Adm. Service — 20,000; Mr. Cosentino — 20,000; Mr. Cunniff — 20,000; Mr. Jacobi — 20,000; Mr. Kingsley — 20,000; Mr. Merkel — 20,000; Adm. Strasser – 5,000 and Mr. Whitaker — 20,000. Expiration dates for these options range from 2011 through 2016. To see option exercise prices, vesting dates, and terms for each Director’s options, you may look at his latest Form 4 under Stockholder Relations, SEC Reports, on the Company’s website at www.ruger.com.

(4)	This column represents the grant date fair value dollar amount recognized for financial reporting purposes calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123R “Share-based Payments.” See Note 5 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(5)	This column represents the sum of the change in pension value in 2006 for each Director, and applies only to Directors who were former employees of the Company. No Director received preferential or above-market earnings on deferred compensation (also see Note 6 below). The change in pension value is calculated based on 5.75% discount rate, the 1983 Group Mortality Table average earnings and service credits as of December 31, 2006, and in the case of the SERP, a COLA assumption of 1.5% per year. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information, including the present value assumptions used in the calculation.

(6)	The Company’s non-management Directors do not receive non-equity incentive plan compensation, pension or medical plan benefits, or non-qualified deferred compensation.

(7)	James E. Service was appointed non-executive Chairman of the Board on February 24, 2006.

(8)	Each of Messrs. Jacobi, Whitaker and Merkel were appointed to the Board as of June 1, 2006.

(9)	Each of Messrs. Jacobi, Whitaker and Merkel were granted options to purchase 20,000 shares of the Company’s Common Stock. All options were granted on June 1, 2006.

(10)	Mr. Kingsley’s total change in pension value, related to his service as Executive Vice President of the Company from 1971 to 1996, was negative ($84,207), and is therefore not included in the table above, per SEC rules.

(11)	Joseph C. Strasser resigned from the Board on January 28, 2006, and his non-vested options expired 30 days thereafter.

Narrative to Directors’ Compensation Table
          In conjunction with the fee structure changes described above, in 2006 the Board of Directors set a minimum equity ownership requirement for Non-Management Directors of five times their annual base retainer, to be achieved within five years of the date of adoption, or of a Director’s election, if later. As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity. This has been partially achieved through options granted to each independent Director under the 2001 Stock Option Plan for Non-Employee Directors, as described below, and is intended to be partially achieved, going forward, through option grants and restricted stock awards as set forth in the proposed 2007 SIP described in this Proxy Statement. The current amounts of Common Stock beneficially owned by each Director may be found in the “BENEFICIAL OWNERSHIP TABLE” below.
          On January 5, 2001, each independent Director then serving as a Director of the Company (Messrs. Service, Kingsley and Cunniff) was granted a non-qualified stock option to purchase 20,000 shares of Common Stock at an exercise price of $9.875 per share under the 2001 Stock Option Plan for Non-Employee Directors, which was approved by the stockholders of the Company on May 3, 2001. These options vested and became exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter, and all such options are therefore currently vested and exercisable. On August 1, 2005, John A. Cosentino, Jr. and Joseph C. Strasser were each granted a non-qualified stock option to purchase 20,000 shares of Common Stock at an exercise price of $10.88 per share, and on June 1, 2006, C. Michael Jacobi, Stephen T. Merkel and Ronald C. Whitaker were each granted a non-qualified stock option to purchase 20,000 shares of Common Stock at an exercise price of $6.15 per share, under the 2001 Stock Option Plan for Non-Employee Directors. These options vest and became exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. Rear Admiral Strasser’s non-vested options under this plan expired upon his resignation on January 28, 2006.
          Non- officer employees and Directors are covered under the Company’s business travel accident insurance policy for $300,000 while traveling on Company business. Officers are covered under the Company’s business travel accident insurance policy for $1,000,000 while traveling at any time. Directors and officers are also covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service as a Director or officer, as applicable.

COMPENSATION DISCUSSION AND ANALYSIS
What is the Company’s Philosophy Regarding Compensation and what are the Compensation Program Objectives and Rewards?
          The Company’s executive compensation program is designed to reflect both corporate and individual performance in an environment that rewards commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company’s operations, its performance and its executive compensation.
          The program’s objectives are to attract, retain and motivate the workforce that helps to ensure our future success, support a lean and flexible business model culture, and to help achieve overall business objectives in order to provide our stockholders with a superior rate of return.
What are the Company’s Governance Practices Regarding Compensation?

Stockholders:	All of the Company’s current stock incentive plans were approved by the Company’s stockholders. The Company does not have any stock plans that are not stockholder-approved. If approved by the stockholders at the Company’s 2007 Annual Meeting, the 2007 SIP will replace the current stockholder-approved incentive plans.

Board and Compensation Committee and Nominating and Corporate Governance Committee:	The Compensation Committee and the Board of Directors determine the compensation of the Company’s executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee, which is composed entirely of independent Directors, establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for approval of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements. In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board. The full Board of Directors reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee. The Compensation Committee also considers the legal and tax effect (including, without limitation, the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”)) of the Company’s executive compensation program in order to provide the most favorable legal and tax consequences for the Company and its executive officers.

Management:	The Chief Executive Officer’s views regarding the performance and recommended compensation levels for the Company’s executive officers are discussed with the Compensation Committee and the Nominating and Corporate Governance Committee. Within management, the Chief Executive Officer and the Secretary serve as liaisons with these committees.
What are the Company’s Governance Practices Regarding Stock Options?
          The Compensation Committee and the Board of Directors consider recommendations from the Chief Executive Officer in establishing appropriate option grants to officers or employees. The Company’s policy for setting the timing of stock option grants does not allow executives to have any role in choosing the price of their options or other stock awards. The Company does not “back date” or re-price options or other stock awards. The Compensation Committee approves awards, including the specific number of shares granted to specific individuals which are ratified by the full Board of Directors and valued at the closing price of the Company’s Common Stock on the date of grant.

          All stock option awards have been, and will continue to be, subject to the approval of the Compensation Committee and the Board of Directors. The Company’s Corporate Secretary is responsible for issuing grants upon their approval by the Compensation Committee and the Board of Directors and maintaining records of all grants issued, exercised or terminated in accordance with the terms of the 1998 Stock Incentive Plan, 2001 Stock Option Plan for Non-Employee Directors and the 2007 SIP, if approved by the stockholders.
          The total options granted to the Company’s executive officers represented less than 50% of the total options originally granted at the inception of the 1998 Stock Incentive Plan. In the years following its inception, the 1998 Stock Incentive Plan has been used primarily as a vehicle to attract and retain executive and select management-level employees. Through attrition, the ratio of option grants for non-executive versus executive officer grants has declined. The Compensation Committee intends to review and consider further stock option grants for management-level employees pending the approval by the stockholders of the 2007 SIP.
What are the Elements of Compensation?
     The key elements of the Company’s executive compensation consist of:

Cash Compensation:	Base salary and performance bonuses.

Equity Compensation:	In the fiscal year 2006, the Company only awarded stock options to newly-employed officers pursuant to the Company’s 1998 Stock Incentive Plan (and upon approval, the 2007 SIP will allow the Company to make grants of stock options, restricted stock, deferred stock and stock appreciation rights (“SARS”), any of which may or may not require the satisfaction of performance objectives.)

Retirement Benefits:	The Company offers a tax-qualified Salaried Employee’s Retirement Income Plan (the “Pension Plan”) and a non-qualified Supplemental Executive Retirement Plan (the “SERP”). The Tax Code limits the amount of compensation that can be used in calculations under a tax-qualified defined benefit retirement plan. In 2006, this limit was $220,000. As a result, any retirement benefits that cannot be paid under the Company’s tax-qualified defined benefit plan due to these limits are paid to executives chosen by the Compensation Committee to participate under the SERP. For further discussion, see “PENSION PLANS” below.

Health and Welfare Benefits:	The Company offers the same health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance, and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the “SUMMARY COMPENSATION TABLE” below.

Severance Agreements:	During a potential change in control, the Company does not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of the Company’s stockholders, the Company offers Severance Agreements that provide severance benefits to certain executives whose employment terminates as a result of a change in control. The Severance Agreements have both single and double trigger components. The “single trigger” arrangements require pay out immediately upon a change in control and in situations where there is a “double trigger”; a change in control must be followed by an involuntary loss of employment, a reduction in salary or duties, or other event for the named executive to be eligible to receive severance benefits. CEO Fifer’s Agreement provides that he will receive severance (without bonus and benefits) if he is terminated without cause absent a change in control.

Why Does the Company Choose to Pay Each Element?
          The Company’s compensation and benefits programs is designed to fulfill the Company’s need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable the Company to achieve its business objectives while upholding our values in a highly competitive marketplace. The elements of compensation are:
•	Base salaries and retirement and welfare benefits, which are designed to attract and retain employees over time;

•	Cash bonuses, which are designed to focus executives and employees on important Company-wide performance goals;

•	Long term incentives, including non-qualified or incentive stock options, SARS, and additionally, pending approval of the 2007 SIP, restricted stock and deferred stock awards. These are designed to focus executives’ efforts on their individual contributions to the long-term success of the Company, as reflected in increases to the Company’s stock prices over a period of several years, growth in its earnings per share and other measurements of corporate performance; and

•	Severance Agreements, which are designed to facilitate the Company’s ability to attract and retain talented executives and encourage them to remain focused on the Company’s business during times of corporate change.
How Does the Company Determine the Amount/Formula for Each Element?
          Generally, each element of compensation is evaluated independently to determine whether it is competitive within the market as a whole, and then the aggregate compensation is evaluated to determine whether it is competitive and reasonable within the market as a whole. The Compensation Committee reviews published compensation studies to evaluate the appropriate levels of salary, bonus and equity compensation. The Company’s equity awards are granted from time to time to participants pursuant to the 1998 Stock Incentive Plan based upon recommendations of the Compensation Committee (equity awards will be granted pursuant to the 207 SIP, subject to stockholder approval). The Company’s non-equity incentive awards are granted to executives pursuant to the Company’s incentive bonus program and on the recommendations of the Compensation Committee. Non-equity incentive plan awards are determined and paid as soon as practicable after the close of the fiscal year that such awards were earned.
          As a result of the Company’s equity and non-equity incentive plan awards, a significant portion of the Company’s executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.
How are Salaries Determined?
          Salaries are maintained at competitive levels considering the performance and longevity of the employee’s service. Salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Salary adjustments are determined by evaluating on an individual basis responsibilities of the executive’s position, the scope of the operations managed, the performance of such operations, the performance of the executive in the position and annual increases in the cost of living.
          To ensure that these salaries remain competitive, the Compensation Committee reviews public compensation studies. In 2006, the Compensation Committee undertook an evaluation of the compensation of the Company’s executives and officers using the metrics described above. As a result of this evaluation, the Compensation Committee recommended, and the Board of Directors approved, base salary increases effective as of March 1, 2006, as follows:
•	Stephen L. Sanetti, Interim Chief Executive Officer and President, received a salary increase from $275,000 to $325,000;

•	Thomas A. Dineen, Vice President (as of May 24, 2006), Chief Financial Officer and Treasurer, received a salary increase from $134,500 to $175,000;

•	Robert R. Stutler, Vice President of Prescott Operations (as of March 17, 2006), received a salary increase from $195,000 to $225,000 and

•	Leslie M. Gasper, Corporate Secretary, received a salary increase from $101,000 to $125,000.
          In making its salary decisions, the Compensation Committee places its emphasis on the particular executive’s experience, responsibilities and performance. No specific formula is applied to determine the weight of each factor. The Compensation Committee has historically followed a policy of using incentive bonus awards rather than base salary to reward outstanding performance
          In addition, the Compensation Committee evaluated the appropriate salary, bonus and equity compensation levels for those executive officers hired during 2006 utilizing published compensation studies. Accordingly, the following executive officers were hired during 2006 with base salary compensation as follows:
•	Michael O. Fifer, Chief Executive Officer, was hired with a base annual salary of $400,000;

•	Thomas P. Sullivan, Vice President of Newport Operations, was hired with a base annual salary of $235,000; and

•	Christopher J. Killoy, Vice President of Sales and Marketing, was hired with a base annual salary of $200,000.
          In addition, the Compensation Committee increased Thomas A. Dineen’s salary from $175,000 to $200,000 as of February 1, 2007.
How are Bonuses Determined?
          The Company’s executive officers are eligible for an annual cash bonus as described below. Historically, the most significant corporate performance measure for bonus payments utilized by the Compensation Committee was the Company’s earnings, and included consideration of the Chief Executive Officer’s recommendations as to the appropriate bonuses for all officers. In 2006, the Compensation Committee developed, and the Board of Directors approved, an executive incentive bonus program based on metrics which include operating profits, operating cash flow results, and collaboration in facilitating the transition to the Ruger Business System discussed under “EXECUTIVE OPERATIONS COMMITTEE” above. Under this program, annual incentives are targeted and paid out as a percentage of base salary, and the Company’s officers are eligible to receive a variable percentage of base salary, as shown in the “ANNUALIZED SALARY AND INCENTIVE BONUS TARGETS TABLE” below. Incentive bonus opportunities will range from 0% to 150% of the officer’s stated target bonus percentage, depending on the Company’s and the officer’s performance results. The views of the Chief Executive Officer will continue to be considered by the Compensation Committee in establishing the appropriate bonus levels of all officers under the executive incentive program.
          While many of the accomplishments of 2006 did not result in 2006 increased operating profit, cash flows were improved and significant progress was made in the transition to the Ruger Business System. Accordingly, in recognition of the efforts of the Company’s officers during 2006, on January 23, 2007 the Compensation Committee recommended, and the Board of Directors approved, 2006 bonus payments as shown in the table below to the Named Executive Officers.
ANNUALIZED SALARY AND INCENTIVE BONUS TARGETS TABLE

	2006	2006		2006	2006	2006
	Annualized Base	Annual Incentive		Potential	Actual	Bonus Percent of
Name	Salary (1)	Target		Target Bonus Payment	Bonus Paid	Annual Base Salary
Michael O. Fifer	$400,000	n/a	(2)	—	$75,000	19%
Stephen L. Sanetti	$325,000	50%		$162,500	$113,500	35%
Thomas A. Dineen	$175,000	40%		$70,000	$52,500	30%
Robert R. Stutler	$225,000	40%		$90,000	$67,500	30%
Thomas P. Sullivan	$235,000	n/a	(3)	—	$50,000	21%
Leslie M. Gasper	$125,000	25	% (4)	$31,250	$28,125	23%

Notes to the Annualized Salary and Incentive Bonus Targets Table

(1)	Please refer to the Summary Compensation Table for actual salaries paid in fiscal year 2006, which reflect proration of salaries from dates of hire or 2006 salary increases, as applicable.

(2)	In lieu of performance bonuses, Michael O. Fifer received $75,000 during 2006 as a signing bonus, subject to his remaining employed by the Company until December 31, 2006. Ongoing the CEO’s annual target non-equity incentive compensation will be 75% of annual base salary.

(3)	In lieu of performance bonuses, Thomas P. Sullivan received $50,000 during 2006 as a signing bonus, subject to his remaining employed by the Company until December 31, 2006. Ongoing, the Vice President’s annual target non-equity incentive compensation will be 40% of annual base salary.

(4)	Leslie M. Gasper’s 2007 target non-equity incentive compensation level was increased from 25% to 30% of annual base salary by the Board of Directors on January 23, 2007.
          The Board also approved the extension of the performance-based non-equity incentive compensation program, utilizing a graded system based on levels of responsibility, to all employees of the Company in 2007 in replacement of the Company’s traditional bonus programs, which provided for semi-annual bonuses for salaried employees based on the discretion of senior management, and various incentives for hourly employees, taking into consideration the Company’s financial results and the responsibilities and performance of the individuals. Under the new incentive program, bonus opportunities will range from between 0% to 150% of each employee’s incentive bonus grade level, depending on the Company’s performance results. Incentive bonus grade levels for individuals vary from 5% to 75% of their annual base salary or hourly wage compensation.
How are Equity Compensation Awards Determined?
          Equity compensation has historically been granted to select management and executive level employees under the Company’s 1998 Stock Incentive Plan, which provides that stock options may be granted to the Company’s executive officers. The Compensation Committee has overall responsibility for approving and administering grants made pursuant to the Company’s 1998 Stock Incentive Plan. The views of the Chief Executive Officer are considered in establishing appropriate option grants to officers or employees. As with base salaries and annual bonuses, the Compensation Committee considers previous grants, tenure and responsibilities of the executive when determining the amount of stock awards to be granted. In the case of a new key executive, or an executive assuming new responsibilities, an initial grant may be made above target levels. In all cases, stock options are designed to align the interests of executive with those of the stockholders
          Under the 1998 Stock Incentive Plan, stock options are typically granted with an exercise price equal to the market price of the Company’s Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over time. Options generally become exercisable ratably over five years, provide for accelerated or continued vesting upon a change in control, and expire in ten years. Income tax withholding may be paid with exercised shares. The Company does not have a policy, plan or practice to time option grants to its executives in coordination with the release of material, non-public information.
          During 2006, the Compensation Committee recommended, and the Board of Directors approved, stock option grants to purchase the Company’s Common Stock under the 1998 Stock Incentive Plan to the following Named Executive Officers upon their dates of employment by the Company:
          Mr. Fifer was awarded options to purchase 400,000 shares on September 25, 2006. The options are exercisable in five annual installments of 80,000 shares each. The first becomes exercisable on September 25, 2007 (one year after the date of grant) and the remaining four become exercisable on September 25, 2008, September 25, 2009, September 25, 2010 and September 27, 2011 at an exercise price of $7.32 (which was the closing price on the date of award). None of the shares of the Company’s Common Stock underlying the options were forfeited in 2006.
          Mr. Sullivan was awarded options to purchase 100,000 shares on August 14, 2006. The options are exercisable in five annual installments of 20,000 shares each. The first becomes exercisable on August 14, 2007 (one year after the date of grant) and the remaining four become exercisable on August 14, 2008, August 14, 2009, August 14, 2010 and August 14, 2011 at an exercise price of $6.85 (which was the closing price on the date of award). None of the shares of the Company’s Common Stock underlying the options were forfeited in 2006.

What are the Company’s Ongoing Plans for Plan Based Equity Compensation?
          On February 23, 2007, the Board of Directors adopted, subject to shareholder approval, the 2007 SIP which will allow the Company to make grants of stock options, restricted stock, deferred stock and SARS, to employees, directors, independent contractors, officers and advisors of the Company, any of which may or may not require the satisfaction of performance objectives. If approved by the stockholders, the 2007 SIP will replace the Company’s 1998 Stock Incentive Plan and the Company’s 2001 Stock Option Plan for Non-Employee Directors. For detailed information regarding the 2007 SIP, see Proposal 3: “APPROVAL OF THE STURM, RUGER & COMPANY, INC. 2007 STOCK INCENTIVE PLAN” below.
          On January 23, 2007, the Compensation Committee recommended, and the Board of Directors approved, restricted stock grants equal to 10% of base salary to the Company’s officers and one management-level employee pending the approval of the 2007 SIP. In addition, Michael O. Fifer’s employment offer, as approved by the Board of Directors, includes issuance of a $250,000 restricted stock award pending stockholder approval of the 2007 SIP.
          The Compensation Committee intends to consider further stock option grants for management-level employees pending the approval of the 2007 Stock Incentive Plan.
How is the Chief Executive Officer’s Performance Evaluated and Compensation Determined?
          The Nominating and Corporate Governance Committee, the Compensation Committees and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:
➢	To promote and require the highest ethical conduct by all Sturm, Ruger & Company, Inc, employees and demonstrate personal integrity consistent with the Company’s Corporate Governance Guidelines.

➢	To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

➢	To align physical, human, financial and organizational resources with strategies.

➢	To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company’s success.

➢	To establish succession planning processes in order to select, coordinate, evaluate and promote the best management team.

➢	To keep the Board of Directors informed on strategic and business issues.
Evaluation of the Chief Executive Officer’s performance with regard to these job objectives is rated on the following business skills and performance achievement:
➢	Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

➢	Strategic Planning: his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives, and obtainment and allocation of resources consistent with strategic strategies.

➢	Financial Goals and Systems: his establishment of appropriate and longer-term financial objectives, ability to consistently achieve these goals, and ensuring that appropriate systems are maintained to protect assets and control operations.

➢	Financial Results: his ability to meet or exceed the financial expectations of stockholders, including continuous improvement in operating revenue, cash flow, net income, capital expenditures, earnings per share and share price.

➢	Succession Planning: his development, recruitment, retention, motivation and supervision of an effective top management team capable of achieving objectives.

➢	Human Resources: his ensuring development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

➢	Communication: his ability to serve as the Company’s chief spokesperson and communicate effectively with stockholders and all stakeholders.

➢	Industry Relations: his ensuring that the Company and its operating units contribute appropriately to the well being of their communities and industries, and representation of the Company in community and industry affairs.

➢	Board Relations: his ability to work closely with the Board of Directors to keep them fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.
          The Chief Executive Officer’s compensation levels are determined after performance evaluations based on published compensation studies, the Chief Executive Officer’s demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.
What is the Chief Executive Officers’ Compensation History?
          Prior to his retirement on February 28, 2006 as Chief Executive Officer, William B. Ruger, Jr.’s base salary was last increased by the Board of Directors from $225,000 per year to $400,000 on October 24, 2000. Prior thereto, Mr. Ruger, Jr.’s base salary had not increased since January 1, 1998. Upon his retirement, in consideration of his years of service with the Company, Mr. Ruger was granted certain severance benefits which are described in the “SEVERANCE AGREEMENTS AND PAYMENTS” below.
          Stephen L. Sanetti, who served as Interim Chief Executive Officer from February 28, 2006 to September 25, 2006, last received a base salary increase on March 1, 2006 from $275,000 to $325,000. Mr. Sanetti was granted a 50% target bonus opportunity under the executive target bonus program developed by the Compensation Committee in 2006. Prior thereto, Mr. Sanetti’s base salary had not increased since October 24, 2000.
          Michael O. Fifer joined the Company as Chief Executive Officer on September 25, 2006, with an annual base salary of $400,000, an option award to purchase 400,000 shares of the Company’s Common Stock under the 1998 Stock Incentive Plan, a 75% target bonus opportunity under the executive target bonus program, and a $250,000 restricted stock award to be issued under the 2007 SIP, if such plan is approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders, and reimbursement for temporary living, commuting and relocation expenses with related tax gross-up.
Does the Company Pay for Perquisites?
          The Company believes in limited perquisites for its Directors and executive officers. Perquisites include discounts on Company products, which are available to all Directors, executive officers and Company employees. Temporary living and relocation expense reimbursements, with payment of related taxes, and the use of Company vehicles for business purposes, are available to executive officers and management-level employees. Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table summarizes total compensation paid or earned by the Company’s Name Executive Officers (those officers who served as Chief Executive Officer or Chief Financial Officer during 2006, and the three other officers who received the highest compensation in 2006) who served in such capacities during 2006. Based on the grant date fair value of equity awards granted in 2006 and the base salary of such officers, the Named Executive Officers’ aggregate base salaries accounted for approximately 50% of their total compensation, while incentive compensation (cash and equity) accounted for approximately 22% of their total compensation, change in pension value and nonqualified deferred compensation earnings accounted for approximately 5% of their total compensation, and all other compensation accounted for approximately 23% of their total compensation for 2006. (For narrative disclosure of the philosophy and structure of the Company’s equity compensation earned by the Named Executive Officers, please refer to the “COMPENSATION DISCUSSION AND ANALYSIS” above.)

Change in
Pension Value
and Nonqualified
Deferred
Named Executive Officer	Option	Compensation	All Other
and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Earnings (3)	Compensation(4)	Total
William B. Ruger, Jr. (5)
Former Chairman of the Board of Directors and Former Chief Executive Officer	2006	$68,667	(6)	(7)	$395,687	$464,354

Michael O. Fifer (8)
Chief Executive Officer and Director	2006	$107,692	$75,000	$67,400	(9)	$2,463	$11,551	$264,106

Stephen L. Sanetti (10)
Vice Chairman of the Board of Directors, Interim Chief Executive Officer. President, Chief Operating Officer and General Counsel	2006	$322,917	(11)	$113,750	$36,149	(12)	$516	$473,332

Thomas A. Dineen (13)
Vice President, Treasurer and Chief Financial Officer	2006	$168,250	$52,500	$4,321	$108	$225,179

Robert R. Stutler (14)
Vice President of Prescott Operations	2006	$220,000	$67,500	$67,950	$792	$356,242

Thomas P. Sullivan (15)
Vice President of Newport Operations	2006	$89,104	$50,000	$21,000	(16)	$683	$104,332	$265,119

Leslie M. Gasper
Corporate Secretary	2006	$121,000	$28,125	$11,353	$276	$160,754
Notes to Summary Compensation Table

(1)	Includes signing bonuses for Mr. Michael O. Fifer and Thomas P. Sullivan awarded upon their employment with the Company. For a description of the bonus structure see the “COMPENSATION DISCUSSION AND ANALYSIS” above.

(2)	This column represents the dollar amount grant date value recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the Named Executives Officers in 2006, in accordance with the provisions of Statement of Financial Accounting

Standards (SFAS) No. 123R “Share-based Payments.” See Note 5 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules

(3)	This column represents the sum of the change in pension value in 2006 for each of the named executives. No named executive officer received preferential or above-market earnings on deferred compensation. The change in pension value is calculated based on 5.75% discount rate, average earnings and service credits as of December 31, 2006, the 1983 Group Mortality Table, and in the case of the SERP, a COLA assumption of 1.5% per year. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information, including the present value assumptions used in the calculation.

(4)	This column represents: (i) relocation and temporary living and related tax gross-ups, (ii) taxable value of Company products received, (iii) taxable premiums paid by the Company for group term life insurance, (iv) severance benefits and (v) accrued vacation pay received upon separation of employment. See “ALL OTHER COMPENSATION TABLE” below for additional information.

(5)	William B. Ruger, Jr. voluntarily resigned as Chairman of the Board on February 13, 2006 and retired as Chief Executive Officer effective February 28, 2006.

(6)	Includes $1,500 for 2006 Director’s Fees and $500 for 2006 Meeting Fees paid to Mr. Ruger pursuant to the Company’s policy in effect until June 1, 2006. See “DIRECTOR’S FEES AND RETAINERS” above.

(7)	Under the Company’s Pension Plan, Mr. Ruger’s total change in pension value was $53,990. This includes payments received during 2006 under the same plan of $55,738. Under the Company’s SERP, Mr. Ruger’s total change in pension value was negative ($100,665). This includes payments received under the Company’s SERP during 2006 of $90,976. Mr. Ruger’s aggregate change in pension value under both plans was negative ($46,675), and is therefore not included in the table above, per SEC rules.

(8)	Michael O. Fifer joined the Company’s Chief Executive Officer effective September 25, 2006, and was appointed to the Board of Directors on October 19, 2006.

(9)	This calculation is based Mr. Fifer’s options to purchase 400,000 shares of the Company’s Common Stock, awarded as of September 25, 2006. None of the shares of the Company’s Common Stock underlying Mr. Fifer’s options were forfeited in 2006. The total grant date value of the stock options which will be recognized over the five year vesting period was $1,348,000 for Mr. Fifer. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006 TABLE” below.

(10)	Stephen L. Sanetti served as interim Chief Executive Officer from February 28, 2006 to September 25, 2006, when Mr. Fifer joined the Company as Chief Executive Officer.

(11)	Includes $3,000 for 2006 Director’s Fees and $3,250 for 2006 Meeting Fees paid to Mr. Sanetti pursuant to the Company’s policy in effect until June 1, 2006. See “DIRECTOR’S FEES AND RETAINERS” above.

(12)	This includes a change in accumulated pension value under the Company’s Pension Plan of $29,501 and the Company’s Supplemental Executive Retirement Income Plan of $6,648.

(13)	Thomas A. Dineen was appointed Vice President of the Company on May 24, 2006.

(14)	Robert R. Stutler was promoted from General Manager to Vice President of Prescott Operations on March 17, 2006.

(15)	Thomas P. Sullivan was appointed Vice President of Newport Operations on August 14, 2006.

(16)	This calculation is based on Mr. Sullivan’s option to purchase 100,000 shares of the Company’s Common Stock, awarded as of August 14, 2006. None of the shares of the Company’s Common Stock underlying Mr. Sullivan’s options were forfeited in 2006. The total grant date value of the stock options which will be recognized over the five year vesting period was $315,000 for Mr. Sullivan. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006 TABLE” below.

ALL OTHER COMPENSATION TABLE FOR YEAR 2006

						Accrued
				Taxable		Vacation
		Relocation		Premiums		Pay
		and	Taxable	Paid by the		Received
		Temporary	Value of	Company		upon
		Living and	Company	for Group		Separation
Named Executive		Related Tax	Products	Term Life	Severance	of
Officers	Year	Gross-Ups	Received	Insurance	Benefits	Employment	Total
William B. Ruger, Jr.	2006				$369,480 (1)	$26,207 (2)	$395,687
Michael O. Fifer	2006	$11,506 (3)		$45			$11,551
Stephen L. Sanetti	2006			$516			$516
Thomas A. Dineen	2006			$108			$108
Robert R. Stutler	2006			$792			$792
Thomas P. Sullivan	2006	$104,287 (4)		$45			$104,332
Leslie M. Gasper	2006			$276			$276
Notes to Other Compensation Table

(1)	Consists of eleven months’ severance pay received during 2006, totaling $366,667, plus accrued interest of $2,813 due to six months’ delay in payment commencement as required under the Tax Code Section 409A.

(2)	Consists of eight months’ accrued vacation pay of $25,641 and accrued interest $566 due to six months’ delay in payment commencement as required under the Tax Code Section 409A.

(3)	Consists of $3,202 for temporary lodging, $377 for meals, $2,937 for commuting, and $4,990 in tax gross-ups related to Mr. Fifer’s temporary living expenses reimbursed by the Company during 2006.

(4)	Consists of $25,797 for temporary lodging, $36,000 for real estate closing costs, $10,000 for incidental relocation expenses, $1,172 for non-move travel, $421 for Company vehicle use and $30,897 in tax gross-ups for Mr. Sullivan’s temporary living and relocation expenses reimbursed by the Company during 2006.

GRANT OF PLAN BASED AWARDS TABLE FOR YEAR 2006
     The following table reflects estimated possible payouts under equity incentive plans to the Named Executive Officers during the fiscal year 2006. (For narrative disclosure of bonuses that were not awarded pursuant to an incentive plan and the equity awards that were granted pursuant to an incentive plan as described in the table below, please see the “COMPENSATION DISCUSSION AND ANALYSIS” above.)

	Number of
	Securities	Exercise
	Underlying	Price
	Options	per	Grant Date
Named Executive	Granted	Share	Fair Value
Officers	(1)	(2)	(3)
Michael O. Fifer	400,000	$7.32	$67,400
Stephen L. Sanetti
Thomas A. Dineen
Robert. R. Stutler
Thomas P. Sullivan	100,000	$6.85	$21,000
Leslie M. Gasper
Notes to Grant of Plan Based Awards Table

(1)	Options to purchase the Company’s Common Stock have never been repriced. No SARS were granted. All Grants to Named Executive Officers under the Company’s 1998 Stock Incentive Plan include a provision for acceleration of vesting in certain change in control situations. All options awarded to Named Executives vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding t four anniversaries thereafter and have a 10 year term. This column represents the number of options to purchase shares of the Company’s Common Stock granted in 2006 to Named Executive Officers.

(2)	This column represents the per share exercise price of the options granted in 2006 to each named executive. The exercise price for options granted under the Company’s 1998 Stock Incentive Plan is the closing price of the Common Stock as of the date of grant.

(3)	The column represents the dollar amount (grant date value) recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the named executives, in 2006 as well as prior fiscal years, in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards Statement of Financial Accounting Standards (SFAS) No. 123R “Share-based Payments.” See Note 5 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. The total grant date value of the stock options which will be recognized over the five year vesting period was $1,348,000 for Mr. Fifer, and $315,000 for Mr. Sullivan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006 TABLE

	Option Awards (1)
	Number of Securities		Option			Option
	Underlying Unexercised		Exercise			Expiration
Named Executive	Options		Price (2)	Grant Date	Vest Date	Date
Officers	Exercisable	Unexercisable
Michael O. Fifer (3)		400,000	$7.32	9/25/2006	9/25/2011	9/25/2016
Stephen L. Sanetti (4)	200,000	0	$11.9375	12/31/1998	Vested	12/31/2008
Thomas A. Dineen (5)	35,000	0	$11.9375	12/31/1998	Vested	12/31/2008
Robert R. Stutler (6)	100,000	0	$11.9375	12/31/1998	Vested	12/31/2008
Thomas P. Sullivan (7)	0	100,000	$6.85	8/14/2006	8/14/2011	8/14/2016
Leslie M. Gasper (8)	50,000	0	$11.9375	12/31/1998	Vested	12/31/2008
Total	385,000	500,000
Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)	All awards of options to purchase the Company’s Common Stock represented in this table were granted pursuant to the Company’s 1998 Stock Incentive Plan. No restricted stock awards were outstanding as of the end of 2006.

(2)	This column represents the exercise price of awards of options to purchase the Company’s Common Stock which exercise price was not less than the closing price on the grant date.

(3)	Mr. Fifer was awarded options to purchase 400,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Incentive Plan on September 25, 2006, his date of employment with the Company. The options are exercisable in five annual installments of 80,000 shares each. The first becomes exercisable on September 25, 2007 and the remaining four become exercisable on September 25, 2008, September 25, 2009, September 25, 2010 and September 25, 2011.

(4)	Mr. Sanetti was awarded options to purchase 200,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Incentive Plan on December 31, 1998. The options are all fully vested and exercisable.

(5)	Mr. Dineen was awarded options to purchase 35,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Incentive Plan on December 31, 1998. The options are all fully vested and exercisable.

(6)	Mr. Stutler was awarded options to purchase 100,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Incentive Plan on December 31, 1998. The options are all fully vested and exercisable.

(7)	Mr. Sullivan was awarded options to purchase 100,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Incentive Plan on August 14, 2006 his date of employment with the Company. The options are exercisable in five annual installments of 20,000 shares each. The first becomes exercisable on August 14, 2007 and the remaining four become exercisable on August 14, 2008, August 14, 2009, August 14, 2010 and August 14, 2011.

(8)	Ms. Gasper was awarded options to purchase 50,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Incentive Plan on December 31, 1998. The options are all fully vested and exercisable.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Payments on Change in Control
          In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders. For that reason, in 2006, the Company entered into severance agreements (the “Severance Agreements”) with certain executive officers designed to provide salary and medical benefit continuance in the event of the termination of his or her employment under certain circumstances. These agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment.
          There are also changes in control provisions in the stock option agreements issued pursuant to the Company’s stockholder-approved 1998 Stock Incentive Plan.
          The Severance Agreements have both single and double trigger components. The “single trigger” arrangements require pay out immediately upon a change in control and in situations where there is a “double trigger”, a change in control must be followed by an involuntary loss of employment, a reduction in salary or duties, or other event for the Named Executive Officer to be eligible to receive severance benefits.
Covered Terminations and Severance Payments Pursuant to Change in Control Agreements
Each of the Named Executive Officers entered into a Severance Agreement that provides for the following:
          Michael O. Fifer
          Michael O. Fifer’s severance agreement provides for severance benefits, if during the term of the agreement: (A) he is terminated without cause or (B) there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he terminates his employment. In the situation described in clause (A) above, he will receive a lump sum cash payment equal to 18 months of his annual base salary. In the situation described in clause (B) above, he will receive an amount equal to a lump sum cash payment equal to 18 months of his annual base salary and 100% of his target cash bonus and continued insurance benefits. Such continued insurance benefits are to be paid by Mr. Fifer, for a period equal to the greater of: (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if Mr. Fifer was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that Mr. Fifer’s employment with the Company ceases.
          Stephen L. Sanetti
          Stephen L. Sanetti’s Severance Agreement provides for severance benefits, if during the term of the agreement: (A) there is a Change in Control and he is terminated or (B) he is no longer President (this is a Change in Control event as defined in Mr. Sanetti’s Agreement) and thereafter he terminates his employment, or there is a subsequent reduction in his salary and thereafter he terminates his employment. In the either of the situations described in clauses (A) and (B), he will receive: (i) a lump sum cash payment equal to the greater of (a) 18 months of annual base salary and 100% of his target bonus or (b) 1/2 month of salary for each year of employment service to the Company; and (ii) continued insurance benefits. Such continued insurance benefits are to be paid by Mr. Sanetti, for a period equal to the greater of: (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if Mr. Sanetti was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that Mr. Sanetti’s employment with the Company ceases.
          Thomas A. Dineen, Robert R. Stutler and Leslie M. Gasper
          Thomas A. Dineen’s, Robert R. Stutler’s, and Leslie M. Gasper’s Severance Agreements provide for severance benefits, if during the term of each agreement: (A) there is a Change in Control and thereafter the officer terminates his or her employment or (B) there is a Change in Control and a subsequent reduction in salary or diminution of duties and thereafter he or she terminates employment. In either of the situations described in clauses (A) and (B) above, the executive officer will receive: (i) a lump sum cash payment equal to the greater of (a) 18 months of annual base salary and 100% of target bonus or (b) 1/2 month of salary for each year of employment service to the Company; and (ii) continued insurance benefits. Such continued insurance benefits are to be paid by the executive, for a period equal to the greater of: (x) the remaining term in effect under his or her Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if the executive was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that the executive’s employment with the Company ceases.
          Thomas P. Sullivan
          Thomas P. Sullivan’s Severance Agreement provides for severance benefits, if during the term of the agreement: (A) there is a Change in Control and he is terminated or (B) there is a Change in Control and he no longer reports directly to the Chief Executive Officer and thereafter he terminates his employment, or there is a Change in Control and a subsequent reduction in his salary and thereafter he terminates his employment. In either of the situations described in clauses (A) and (B) above, he will receive (i) a lump sum cash payment equal to the greater of (a) 18 months of base salary and 100% of his target bonus or (b) 1/2 month of salary for each year of employment service to the Company; and (ii) continued insurance benefits. Such continued insurance benefits are to be paid by Mr. Sullivan, for a period equal to the greater of: (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if Mr. Sullivan was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that Mr. Sullivan’s employment with the Company ceases.
          In all cases, payment of severance benefits will be subject to the six-month deferral requirements of under the Tax Code Section 409A. All of the agreements have a one-year term, subject to automatic renewal on each anniversary of its date unless either side gives notice of intent not to renew at least one year in advance. The amount of severance and benefits are generally determined based on competitive market practices for executives at this level. The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is stock option-based.
Change in Control Events Not Covered by the Severance Agreements
          The 1998 Stock Incentive Plan provides for accelerated vesting of stock awards that the executive has already received, not for additional payments. The 1998 Stock Incentive Plan has a single trigger component, the change in control event. In other words, if there is a change in control event, the accelerated vesting of stock-based compensation will occur whether or not the executive’s employment is terminated. This further protects the executive because it provides him or her with an opportunity exercise and vote the option shares as a stockholder.
          In addition, under the Company’s current practice, the Named Executive Officers are potentially eligible to receive certain severance benefits in the event that they are terminated without cause other than in a change in control circumstance. In this instance, if the officer has more than six months of service, the officer would potentially receive severance benefits equal to 1/2 month of annual salary for each full year of service to the Company and continued insurance benefits for the same period. On December 13, 2006 the Board approved the creation of the Sturm, Ruger & Company, Inc. Employee Severance Plan, a formal severance plan for all employees, and under which officers, in the event of termination without cause, will receive one month’s salary per year of service, plus medical insurance continuation, for a minimum of six months and a maximum of 18 months.
          The Company’s SERP provides that in the event of a Change in Control, participants in pay status will receive a lump-sum payment equal to the present value of the participant’s benefit. Those not in pay status immediately prior to a change in control will: (i) become fully vested upon the change in control and (ii) if their employment with the Company is terminated under certain circumstances within three years after a Change in Control, become entitled to a lump-sum payment following such termination of employment.

Change in Control Definition
     Generally, under the Severance Agreements and the 1998 Stock Incentive Plan, a “Change in Control” will be deemed to have occurred:
•	When any person acquires 25% or more of the voting power of the Company

•	If a majority of the Board members change, unless the new Directors are elected or nominated for election by at least two-thirds of the existing Board members;

•	upon the acquisition of the Company; or

•	upon the liquidation or dissolution of the Company (with approval of the stockholders)
Termination by Death or Disability
     Executives receive no payment other than through life insurance or disability insurance available to salaried employees generally. Under the 1998 Stock Incentive Plan, all options may be exercised for 90 days after death or disability to the extent vested on the date of such death or total disability. In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.
Termination by Retirement
          Executives are eligible to participate in the Company’s Pension Plan and, subject to authorization of the Board of Directors, may participate the Company’s SERP. At year-end 2006, Stephen L. Sanetti and Robert Stutler were eligible for early retirement under Pension Plan, and Mr. Sanetti was the only executive participating in the SERP, although he was not yet eligible to receive benefits under the SERP. None of the Named Executive Officers was eligible for normal retirement. Pension benefits are described under “PENSION PLANS” below. In addition to the pension benefits described below, when a retirement-eligible employee terminates employment, his or her options expire 90 days after termination. In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.
Voluntary and Involuntary Termination by Employee
          Executives receive no payments or benefits above those that are available to salaried employees generally upon voluntary or involuntary termination (absent a Change in Control event, death, disability or retirement or in the case of Mr. Fifer, he is terminated without cause). It is the Company’s policy that when an employee terminates voluntarily before retirement, his or her stock options expire 30 days after termination. In the case of involuntary termination, an employee’s stock options terminate immediately. If the employee voluntarily terminates his or her employment or is involuntarily terminated, any bonus is forfeited.
Severance Payments Made by the Company in Fiscal Year 2006
          Upon his resignation as Chairman of the Board and retirement as Chief Executive Officer in February, 2006, William B. Ruger, Jr. was awarded severance benefits in consideration of his service to the Company of: (i) 1/2 month of annual salary for each year of his service to the Company and (ii) continued insurance benefits until November 30, 2007. Commencement of payment of Mr. Ruger’s severance benefits was postponed until September 1, 2006 in accordance with Tax Code Section 409A, and was made retroactive to March 1, 2006 with interest of 4.75% per annum applied to the retroactive payments. Mr. Ruger’s actual severance benefits are also described in the table below.

POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE
     The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company’s Named Executive Officers as of December 31, 2006. The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally. These include: accrued vacation pay, regular pension benefits under the Company’s Pension Plan, any severance paid under the Company’s general policy as described above, and voluntary and involuntary termination absent a change in control. Although all options granted under the 1998 Stock Incentive Plan vest the same for salaried employees as executives, these values are included, as options have traditionally been granted primarily to executives.

					Continuation
			Number of	Retirement	of Medical
			Options	Benefits	Welfare	Aggregate
	Severance	Bonus	That Vest	(SERP)	Benefits	Payments
Named Executive Officers	Agreement	Payment	(1)	(2)	(3)	(4)
Michael O. Fifer
Change In Control (5)	$600,000	$450,000	400,000	0	$23,175	$1,073,175
Termination without Cause	$600,000	0	0	0	0	$600,000
Retirement	n/a	$300,000	0	0	0	$300,000
Death or Disability	n/a	$300,000	0	0	0	$300,000

Stephen L. Sanetti(6)
Change In Control	$487,500	$243,750	200,000	$954,799	$23,175	$1,709,224
Retirement	n/a	$162,500	200,000	$954,799	0	$1,117,299
Death or Disability	n/a	$162,500	200,000	$954,799	0	$1,117,299

Thomas A. Dineen
Change In Control	$262,500	$105,000	35,000	0	$23,175	$390,675
Retirement	n/a	$70,000	35,000	0	0	$70,000
Death or Disability	n/a	$70,000	35,000	0	0	$70,000

Robert R. Stutler
Change In Control	$337,500	$135,000	100,000	0	$23,175	$495,675
Retirement	n/a	$90,000	100,000	0	0	$90,000
Death or Disability	n/a	$90,000	100,000	0	0	$90,000

Thomas P. Sullivan
Change In Control	$352,500	$141,000	100,000	0	$23,175	$516,675
Retirement	n/a	$94,000	0	0	0	$94,000
Death or Disability	n/a	$94,000	0	0	0	$94,000

Leslie M. Gasper
Change In Control	$187,500	$46,875	50,000	0	$23,175	$257,550
Retirement	—	$31,250	50,000	0	0	$31,250
Death or Disability	—	$31,250	50,000	0	0	$31,250

William B. Ruger, Jr.(7)
Change In Control	n/a	n/a	n/a	n/a	n/a	n/a
Retirement	$702,813	—	Expired	$1,123,894	$9,199	$1,835,906
Death or Disability	n/a	n/a	n/a	n/a	n/a	n/a
Notes to Potential and Actual Payments Under Severance Agreements Table

(1)	Under the 1998 Stock Incentive Plan, vested options are exercisable within 30 days of voluntary termination, or within 90 days of the earlier of the optionee’s retirement, death or disability. Vested options expire at the close of business on the date of involuntary termination. In the event of a Change in Control as defined under the 1998 Stock Incentive Plan, all options vest immediately.

(2)	This Column includes the present value of accrued pension benefits under the Company’s SERP Participants must meet plan service and age requirements in order to receive benefits upon retirement. In the event of death, the surviving spouse would receive 50% of the participant’s accrued benefit, with service assumed to be 25 years; in the event of disability, the participant would receive his accrued benefit commencing at age 65. In the event of a Change in Control as defined under the SERP, the participant would become fully vested in his SERP benefit. Payment of SERP benefits may be delayed as required under Tax Code Section 409A. Payments under the Pension Plan are excluded because salaried employees receive equal benefits as the executives under this plan.

(3)	Includes continuation of medical coverage assuming family coverage for potential severance recipients.

(4)	Aggregate payments exclude number of options that vest.

(5)	Quantifies only benefits payable upon termination under the Severance Agreements following a change in control (the maximum benefits under the agreement). Mr. Fifer’s Severance Agreement provides for payments in the absence of a Change in Control if he is terminated without cause, which are listed in the row of this table entitled “Termination Without Cause.”

(6)	This includes the present value of Stephen L. Sanetti’s accrued benefits under the SERP. Mr. Sanetti is the only active SERP plan participant, but is not yet eligible to receive benefits under the SERP.

(7)	This includes total severance received or receivable by, and medical benefit continuation provided to, Mr. Ruger following his resignation as Chairman of the Board on February 13, 2006 and retirement as Chief Executive Officer on February 28, 2006. Also includes $2,813 in interest received for six month delay in severance payment commencement as required under the Tax Code Section 409A. Also includes the present value of Mr. Ruger’s accrued benefits under the Company’s Pension Plan and the SERP. Mr. Ruger is currently in pay status under these plans.

PENSION PLANS
          All of the Company’s salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees’ Retirement Income Plan (the “Pension Plan”), a defined benefit pension plan, which generally provides annual pension benefits at age 65 in the form of a straight life annuity in an amount equal to: (i) 1-1/3% of the participant’s final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant’s Social Security covered compensation, multiplied by (ii) the participant’s years of credited service up to a maximum of 25 years.
          William B. Ruger, Jr. retired as of March 1, 2006 under the Pension Plan. Mr. Ruger’s total payments under this plan for 2006 were $55,738. John M. Kingsley, Jr., a Director who retired as Executive Vice President of the Company on December 31, 1996, received $37,710 in benefits from the Pension Plan during 2006.
          The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the “SERP”) is a nonqualified supplemental retirement plan for certain senior executives of the Company who have achieved the rank of Vice President or above and who are selected by the Compensation Committee. Two of the executive officers who appear in the Summary Compensation Table, William B. Ruger, Jr. and Stephen L. Sanetti participated in the SERP in 2006. The SERP provides an annual benefit beginning at age 65, the normal retirement age under the SERP; however, the amount of a participant’s benefit depends upon his or her completed years of service with the Company as of such age. For participants who have completed 25 or more years of service with the Company the amount of the benefit is equal to 50% of the participant’s average annual compensation. For participants who have completed 10 years of service, but less than 25 years of service with the Company, the amount of the benefit is equal to 2% of the participant’s average annual compensation for each completed year of service with the Company up to a maximum of 50% of such average annual compensation. For former participants who have at least 10 years of service with the Company, the amount of the benefit is equal to 2% of the participant’s average annual compensation for each completed year of service with the Company up to a maximum of 50% of such average annual compensation. For participants who attain age 60 and have at least ten years of service, the amount of the benefit shall be equal to 2% of the participant’s average annual compensation for each completed year of service with the Company up to a maximum of 50% of such average annual compensation. All SERP benefits are reduced by the amount the participant is entitled to receive under the Pension Plan, and are further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant’s surviving spouse after the participant’s death. Pre-retirement death or disability benefits are also provided to plan participants under the SERP.
          The average annual compensation used to calculate SERP benefits includes the participant’s base pay, bonuses and other incentive compensation for the participant’s highest consecutive 36 months of service (or, if the participant’s service was less than 36 months, then for the entire period of service) as reported in the Summary Compensation Table, except that benefits received under the Pension Plan, Salaried Employees’ Profit Sharing Plan and taxable premiums paid by the Company for group term life insurance are excluded from the SERP compensation formula. The annual compensation upon which the SERP benefit is calculated is limited to $400,000. As of December 31, 2006, Stephen L. Sanetti had more than 25 years of credited service.
          William B. Ruger, Jr. retired as Chief Executive Officer on February 28, 2006. Commencement of Mr. Ruger, Jr.’s SERP benefits was postponed until September 1, 2006, as required under the Tax Code Section 409A. Mr. Ruger, Jr. received $90,976 in benefits from the SERP during 2006. John M. Kingsley, Jr., a Director who retired as Executive Vice President of the Company on December 31, 1996, received $145,668 in benefits from the SERP during 2006.
          The SERP provides that in the event of a change in control of the Company participants in pay status shall be entitled to receive a lump-sum payment equal to the present value of the participant’s benefit. Those not in pay status immediately prior to a change in control shall: (i) become fully vested upon the change in control and, (ii) if their employment with the Company is terminated under certain circumstances within three years after a change in control, become entitled to a lump-sum payment following such termination of employment. The payment shall be computed based upon the participant’s average compensation and years of service with the Company on the date of change in control (provided, however, that in the event of a change in control, the participant’s years of service with the Company for purposes of computing the benefit amount shall not be less than ten). If the lump-sum payment of the SERP benefit results in the imposition of an excise tax under the Tax Code Section 4999 on the participant, the Company will reimburse the participant an amount equal to the excise tax plus any federal, state and local income tax that is imposed on such reimbursement.

          Effective for 2005 and thereafter, the SERP was amended to reflect the provisions of the Tax Code Section 409A, which governs non-qualified deferred compensation, which included revision of the SERP change in control provisions. A change in control is defined to mean one of the following events: (i) change in ownership of the Company; (ii) the change in effective control of the Company and (iii) the change in ownership of substantial portion of the Company’s assets. A “change in ownership of the Company” occurs when the acquisition by a person, or more than one person acting a group, of Company stock which together with stock previously owned by such person or group, results in the ownership of more than 50% of the total fair market value or total voting power of the Company stock; provided however, if a person or group owns more than 50% before the acquisition of additional Company stock, the acquisition of additional stock will not be a change in control (however, if the increase in stock is a result of a transaction in which the Company acquires its stock in exchange for property, such transaction will be treated as acquisition of Company stock for purposes of determining whether a change in control occurs). A “change in effective control of Company” occurs when: (1) a person, or more than one person acting as a group, acquires (or, during the preceding 12-month period, acquired) ownership of the Company stock possessing 35% or more of the total voting power of the Company stock or (2) the election of a majority of the Company’s Directors is not endorsed by a majority of the Company’s existing Board of Directors. A “change in ownership of substantial portion of Company’s assets” occurs when any person, or more than one person acting as a group, acquires (or, during the preceding 12 months, acquired) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (gross fair market value means the value of the Company’s assets or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets).
          Prior to December 31, 2006, the Company’s salaried employees also participated in the Sturm, Ruger & Company, Inc. Profit Sharing Plan, a defined contribution retirement plan, which generally provided an annual employer contribution based on Company profits and individual base salaries to those participants who met the plan’s annual participation requirements, with participant direction of individual account balances. Participants generally became vested in their account balances after five years of service, but could not receive distribution of their account balances until they attained age 65. Those individuals named in the Summary Compensation Table who were excluded from participating in the Profit Sharing Plan as a result of the Tax Code Sections 401(a)(4) and 410(b) limitations were eligible to participate in the non-qualified Supplemental Executive Profit Sharing Plan, designed to emulate the benefits provided under the Profit Sharing Plan, with Company gross-up for taxes related to the annual benefit. Until December 31, 2006, the Company also maintained the Hourly Employees’ 401(k) Plan, which excluded salaried employees. However, as of January 1, 2007, the Board of Directors authorized the merger of the Profit Sharing Plan with the 401(k) Plan and the discontinuance of the Supplemental Executive Profit Sharing Plan. The new Sturm, Ruger & Company, Inc. 401(k) Plan, effective January 1, 2007, provides a safe harbor match for both hourly and salaried participants of the plan equal to 100% of the first 3% of employee contributions, plus 50% of the next 2% of employee contributions, subject to annual IRS limits, and full vesting in all account balances. The individuals named in the Summary Compensation Table are currently employed are eligible to participate in the Sturm, Ruger & Company, Inc. 401(k) Plan, subject to IRS plan limits.

2006 PENSION BENEFITS TABLES
          The following table sets forth the present value of pension benefits accrued by, and actual benefits paid in 2006 to, the Named Executive Officers under the Salaried Employees’ Retirement Income Plan and the SERP.
Salaried Employee’s Retirement Income Plan (the “Pension Plan”)

	Credited Service (1)	Present Value of Accumulated	Payments During Last
Named Executive Officers	(Years)	Plan Benefit (2)	Fiscal Year
Michael O. Fifer	0.3	$2,463
Stephen L. Sanetti (3)(4)	25.0	$348,362
Thomas A. Dineen	9.6	$26,766
Robert R. Stutler (4)	19.8	$418,686
Thomas P. Sullivan	0.4	$683
Leslie M. Gasper	25.0	$126,686
William B. Ruger, Jr. (Retired)(5)	25.0	$617,012	$55,738
Supplemental Executive Retirement Plan(The “SERP”)

	Credited Service (1)	Present Value of
Named Executive Officers	(Years)	Accumulated Plan Benefit (2)	Payments During 2006
Michael O. Fifer	0.3
Stephen L. Sanetti (3)(4)	25.0	$954,799
Thomas A. Dineen	9.6
Robert R. Stutler (4)	19.8
Thomas P. Sullivan	0.4
Leslie M. Gasper	25.0
William B. Ruger, Jr. (Retired)(5)	25.0	$1,123,894	$90,976
Notes to Pension Benefits Tables

(1)	The maximum years of credited service under each of the Salaried Employees’ Retirement Income Plan and SERP is 25. Mr. Sanetti has 26.7 years of actual service and Ms. Gasper has 31 years of actual service with the Company. Mr. Ruger had 42 years of service with the Company as of his date of retirement.

(2)	The present value of accumulated benefits under both plans is calculated assuming a discount rate of 5.75%, the 1983 Group Annuity Mortality Table, average earnings and service credits as of December 31, 2006, and in the case of the SERP, a COLA assumption of 1.5% per year.

(3)	Mr. Sanetti is the only active executive officer named to the SERP, but is not yet eligible to receive benefits under the SERP.

(4)	Mr. Sanetti and Mr. Stutler are eligible for early retirement under the Salaried Employees’ Retirement Income Plan.

(5)	Mr. Ruger resigned as Chairman of the Board on February 13, 2006 and retired as Chief Executive Officer on February 28, 2006. Mr. Ruger began receiving benefits under the Salaried Employees’ Retirement Income Plan as of March 1, 2006. Payment of Mr. Ruger’s benefits under the SERP were delayed until September 1, 2006, in accordance with the Tax Code Section 409A, and were made retroactive to March 1, 2006.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP
PRINCIPAL STOCKHOLDER TABLE
          The following table sets forth as of March 1, 2007 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
Common Stock	Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,402,600 (1)	6.2%

(1)	Such information is as of December 31, 2006 derived exclusively from Amendment No. 4 to Schedule 13G filed by Royce & Associates, LLC on January 25, 2007.
BENEFICIAL OWNERSHIP TABLE
     The following table sets forth certain information as of March 1, 2007 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Named Executive Officer, and all Directors and Named Executive Officers of the Company as a group.

	Beneficially	Stock Options Currently
	Owned Shares	Exercisable or to Become	Total Share
	of	Exercisable within 60 days after	Investment in	Percent of
	Common Stock	March 1, 2007	Common Stock	Class
Independent Directors:
James E. Service	15,000	20,000	35,000	*
John A. Cosentino, Jr.	40,000	10,000	50,000	*
Richard T. Cunniff	45,500 (1)	20,000	65,500	*
C. Michael Jacobi	10,000	5,000	15,000	*
John M. Kingsley, Jr.	4,160	20,000	24,160	*
Stephen T. Merkel	0	5,000	5,000	*
Ronald C. Whitaker	12,000	5,000	17,000	*

Named Executive Officers:
William B. Ruger, Jr. (2)	0	0	0	*
Michael O. Fifer (also a Director)	22,200	0	22,200	*
Stephen L. Sanetti (also a Director)	32,000	200,000	232,000	1.02%
Thomas A. Dineen	1,795	35,000	36,795	*
Robert. R. Stutler	0	100,000	100,000	*
Thomas P. Sullivan	0	0	0	*
Leslie M. Gasper	149 (3)	50,000	50,149	*

Directors and executive officers as a group: (7 independent Directors, 3 Directors who were also executive officers during 2006 and 4 other executive officers)	182,804	470,000	652,804	2.88%

Notes to Beneficial Ownership Table

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1)	Includes 45,500 shares of Common Stock held directly by Mr. Cunniff. Also includes 20,000 shares of Common Stock subject to options currently exercisable. Does not include 45,500 shares of Common Stock owned by Mr. Cunniff’s wife as to which Mr. Cunniff disclaims beneficial ownership. Mr. Cunniff is the Vice Chairman, a Director and a principal stockholder of Ruane, Cunniff & Goldfarb, Inc., which manages discretionary accounts and which holds 43,791 shares of Common Stock. The firm of Ruane, Cunniff & Goldfarb, Inc. is able to direct the sale or disposition of the 43,791 shares; however, all such shares may be voted only by their beneficial owners. Mr. Cunniff disclaims beneficial ownership of such 43,791 shares.

(2)	William B. Ruger, Jr. voluntarily resigned as Chairman of the Board on February 13, 2006, and retired as Chief Executive Officer effective February 28, 2006, after which Mr. Ruger sold all shares of Common Stock held in his name. Mr. Ruger’s vested options under the 1998 Stock Incentive Plan expired 90 days following his retirement. In addition, on September 26, 2006, the Company purchased and subsequently retired 4,272,000 shares of Common Stock for $5.90 per share from Ruger Business Holdings, L.P., of which the William B. Ruger Revocable Trust of 1988 is the sole limited partner and Ruger Management, Inc. is the sole general partner. William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger) are co-trustees of the William B. Ruger Revocable Trust of 1988 and co-owners of Ruger Management, Inc. Mr. Ruger, Jr. and Mrs. Vogel had shared investment and voting control with respect to such 4,272,000 shares of Common Stock prior to their sale to the Company.

(3)	Includes 49 shares of Common Stock held under the CT Gift to Minors Act for the benefit of Ms. Gasper’s two dependent daughters.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and NYSE. Officers, Directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
          To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2006 through December 31, 2006, all such forms were filed in a timely manner by the Company’s officers, Directors and greater than ten percent beneficial owners.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Company’s Board of Directors has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.
          During 2006, the Company paid the amount of $9,750 to William B. Ruger, Jr. for the rental of office space owned by Mr. Ruger, Jr. in Newport, New Hampshire. The Company vacated these premises as of July 31, 2006. William B. Ruger, Jr., served as the Company’s Chairman of the Board until February 13, 2006 and Chief Executive Officer until February 28, 2006.
          On September 26, 2006, the Company purchased, and subsequently retired, 4,272,000 shares of Common Stock from Ruger Business Holdings, L.P. for $5.90 per share. The William B. Ruger Revocable Trust of 1988 is the sole limited partner and Ruger Management, Inc., is the sole general partner of Ruger Business Holdings, L.P. William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger) are co-trustees of the William B. Ruger Revocable Trust of 1988, and co-owners of Ruger Management, Inc.. Mr. Ruger, Jr. and Mrs. Vogel had shared investment and voting control with respect to such 4,272,000 shares of Common Stock sold to the Company.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT AUDITORS
          Effective July 29, 2005, the Audit Committee of the Company dismissed KPMG LLP and appointed McGladrey & Pullen, LLP as its independent auditors. This change was the result of an extensive search made at the request of the Audit Committee to review the services and costs associated with the external audit function. Subject to the ratification of the stockholders, the Board of Directors has reappointed McGladrey & Pullen, LLP as the Company’s independent auditors for the 2007 fiscal year.
          KPMG LLP’s report on the Company’s financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.
          During the two most recent fiscal years and the interim period preceding July 29, 2005, there have been no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.
          The Company (or someone on its behalf) has not consulted McGladrey & Pullen, LLP during the two most recent fiscal years and the subsequent interim period preceding July 29, 2005 regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.
PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES
          The following table summarizes the fees incurred by the Company for professional services rendered by KPMG LLP and McGladrey & Pullen, LLP during fiscal years 2006 and 2005.

	KPMG LLP				McGladrey & Pullen, LLP
	Fiscal 2006 Fees		Fiscal 2005 Fees		Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$115,000	(1)	$121,000	(2)	$513,000	$460,000	(3)
Audit-Related Fees	$0		$0		$42,000	$38,000
Tax Fees	$0		$0		$14,000	$12,000
All Other Fees	$0		$0		$0	$0
Total Fees	$115,000		$121,000		$569,000	$510,000

Notes for Principal Accountants’ Fees and Services

(1)	Includes $115,000 in fees incurred during 2006 for KPMG LLP’s professional services related to the restatement of the Company’s 2004 annual financial statements.

(2)	KPMG LLP’s fees for 2005 are to July 29, 2005.

(3)	McGladrey & Pullen, LLP’s fees for 2005 are from July 29, 2005. Includes $40,000 in fees for McGladrey & Pullen, LLP’s professional services related to the restatement of the Company’s 2004 annual financial statements.

Audit Fees
          Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act, the review of interim consolidated financial statements included in quarterly reports and services provided in connection with statutory and regulatory filings or engagements.
Audit — Related Fees
          Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. These services include audits of the Company’s employee benefit and compensation plans.
Tax Fees
          Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company and tax audit assistance.
All Other Fees
          There were no fees or expenses reimbursed for services rendered by KPMG LLP or McGladrey & Pullen, LLP to the Company, other than for services described above, for the years 2006, 2005 or 2004.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
          It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for de minimus amounts under certain circumstances as prescribed by the Exchange Act. The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee. Any request to perform any such services must be submitted to the Audit Committee by the independent auditor and management of the Company and must include their views on the consistency of such request with the SEC’s rules on auditor independence.
          All of the services of KPMG LLP and McGladrey & Pullen, LLP described above under “Audit-Related Fees” and “Tax Fees” were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.
          Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Board of Director Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS .

PROPOSAL NO. 3 – APPROVAL OF THE STURM, RUGER & COMPANY, INC.
2007 STOCK INCENTIVE PLAN
          On February 23, 2007 the Board of Directors adopted the Sturm, Ruger & Company, Inc. 2007 Stock Incentive Plan (“2007 SIP”), subject to stockholder approval. If approved, the 2007 SIP will replace the Company’s 1998 Stock Incentive Plan (“1998 Plan”) and the Company’s 2001 Stock Option Plan for Non-Employee Directors (“2001 Director Plan”) in advance of their expiration and will become the sole plan for providing stock-based incentive compensation to eligible employees, independent contractors and Directors (including non-employee Directors).
          The 1998 Plan, which is administered by the Compensation Committee, provides for grants of options in the form of incentive stock options, non-qualified stock options and SARS to employees. Options and SARS granted under the 1998 Plan are exercisable subject to the terms and conditions as determined by the Compensation Committee.
          The 2001 Director Plan, which is also administered by the Compensation Committee, provides for a one-time grant of a non-qualified stock option to purchase 20,000 shares of Common Stock to all non-employee Directors upon becoming a Director. The non-qualified stock options granted pursuant to the 2001 Director Plan vests to the extent of 5,000 shares upon grant, and 5,000 shares annually for three years.
          The Board of Directors of the Company has chosen to adopt the 2007 SIP rather than extend the 1998 Plan and the 2001 Director Plan primarily to: (i) consolidate the Company’s equity compensation arrangements into one plan, (ii) broaden the scope of equity based compensation by providing for the grant of restricted stock and deferred stock in addition to the stock options and SARS provided for in the 1998 Plan and the 2001 Director Plan, (iii) provide for performance-based grants, (iv) provide for annual grants of restricted stock to non-employee Directors (the “Non-Employee Director Restricted Stock Grant”) in addition to continuing the one-time non-employee Director option grants similar to the ones provided for in the 2001 Director Plan (the “Non-Employee Director Stock Option Grant”) and (vi) to allow for equity compensation to be granted to independent contractors and additional grants to non-employee Directors.
The Board is Seeking Approval of the Following for the 2007 SIP:
          1. Approval of the 2007 SIP with an Expiration Date of April 24, 2017. The 1998 Plan and the 2001 Director Plan are currently scheduled to expire on October 28, 2008 and December 18, 2010, respectively. As of December 31, 2006, there are approximately 1,130,000 shares to be issued upon exercise of outstanding option awarded pursuant to the 1998 Plan and approximately 185,000 shares under the 2001 Director Plan. As of April 24, 2007 there will be approximately 870,000 shares available for awards under the 1998 Plan and approximately 15,000 shares available for awards under the 2001 Director Plan. If the stockholders approve the 2007 SIP, no further awards will be granted under the 1998 Plan or the 2001 Director Plan.
          2. 2,550,000 Shares to Fund the 2007 SIP. The Board of Directors is recommending the approval of 2,550,000 shares for issuance pursuant to the 2007 SIP of which: (i) a maximum of 2,350,000 shares can be awarded as stock option grants (this maximum was set to ensure that shares remain available for the annual grants of restricted stock to the Company’s non-employee Directors as provided in the 2007 SIP), (ii) no more than 500,000 shares of Common Stock can be granted in any one year to a single participant and (iii) no single participant shall be granted SARS in any one year related to more than 500,000 shares of Common Stock.

Equity Plan Share Reservation

1998 Plan

Shares authorized under the 1998 Plan	2,000,000
Shares underlying options awarded from October, 1998 through December 31, 2006 (1)	(1,130,000)
Estimated maximum shares awarded from January 1, 2007 through April 2007	0
Estimated shares available to be granted as of April 2007	0
Estimated shares reserved but not issued under the 1998 Plan	870,000

2001 Director Plan

Shares authorized under the 2001 Director Plan	200,000
Shares underlying options awarded from May 2001 through December 31, 2006 (1)	(185,000)
Estimated maximum shares awarded from January 1, 2007 through April 2007	0
Estimated shares available to be granted as of April 2007	0
Estimated shares reserved but not issued under the 2001 Director Plan	15,000

2007 SIP

Maximum shares authorized under the 2007 SIP	2,550,000

(1)	Does not include cancelled awards.
Background on Equity Compensation at the Company
          The use of equity compensation is a significant component of the Company’s overall compensation philosophy and is one that the Company plans to continue. The Company’s philosophy is built on the principles that equity compensation should seek to align participants’ actions and behaviors with stockholders’ interests, be market-competitive, and be able to attract, motivate and retain the best employees, independent contractors and Directors.
          In 1999, the stockholders approved the 1998 Plan, which provides for the award of stock options and SARS to officers and other employees of the Company as designated by the Compensation Committee. In 2001, the Stockholders approved the 2001 Director Plan which provides for one-time grants of stock option to non-employee Directors to purchase 20,000 shares of Common Stock which vests 5,000 shares upon grant, and 5,000 shares annually for three years.
          In 2006, the Company granted options to purchase 600,000 shares of Common Stock under the 1998 Plan of which options to purchase 400,000 shares of Common Stock, or 67%, were awarded to the Company’s CEO and the remaining options to purchase 200,000 shares of Common Stock, or 33%, were awarded 100,000 shares each to the Company’s new VP of Newport Operations, Thomas P. Sullivan, and VP of Sales and Marketing, Christopher J. Killoy. In addition, in 2006, the Company granted options to purchase shares of Common Stock under the 2001 Director Plan to the Company’s new non-employee Directors, 20,000 shares to Stephen T. Merkel, 20,000 shares to C. Michael Jacobi and 20,000 shares to Ronald C. Whitaker. For more information see the “COMPENSATION DISCLOSURE AND ANALYSIS” above.

Equity Compensation Plan Information
EQUITY COMPENSATION PLAN INFORMATION TABLE
     The 2007 SIP will replace the stockholder-approved 1998 Plan and 2001 Director Plan. If the 2007 SIP is approved by stockholders, no further awards will be granted under the 1998 Plan or the 2001 Director Plan. Information as of December 31, 2006 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

			(C)
			Number of Shares
			Remaining
			Available for Future
	(A)	(B)	Issuance Under
	Number Of Securities to	Weighted Average	Equity Incentive
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding	Shares Reflected in
Plan Category	Warrants And Rights	Options	Column A)
Equity incentive plans approved by stockholders
1998 Stock Incentive Plan	1,130,000	$9.57 per share	870,000
2001 Stock Option Plan for Non-Employee Directors	185,000	$8.81 per share	15,000
Equity incentive plans not approved by stockholders
None.
Total	1,315,000	$9.46 per share	885,000
Purpose of the 2007 SIP
          The 2007 SIP will allow the Company to make grants of stock options, restricted stock, deferred stock awards and SARS, any of which may or may not require the satisfaction of performance objectives, to employees, independent contractors and to non-employee Directors, through April 24, 2017. The purpose of these equity awards is to attract and retain employees, independent contractors and Directors who contribute to the Company’s success by their ability, ingenuity and industry, to enable such participants to participate in the long-term success and growth of the Company and to provide all participants with incentives that are directly aligned with the Company’s long-term performance.

Key Terms
The following is a summary of the key provisions of the 2007 SIP, as set forth and stated below.

Plan Term:	April 24, 2007 to April 24, 2017.

Eligible Participants:	All of the Company’s employees, independent contractors, and Directors (including non-employee Directors.)

Shares Authorized:	2,550,000 over the ten-year term of the plan, subject to adjustment only to reflect stock splits and similar events.

Award Types:	(1) Stock options.
Non-qualified stock options are available to all eligible participants, including employees, independent contractors, and Directors (including non-employee Directors.) Incentive stock options are only available to employee participants. Each non-employee Director will be granted options to purchase 20,000 shares of stock upon becoming a Director.

(2) Restricted stock.
Restricted stock awards are available to all eligible participants, including employees, independent contractors and Directors (including non-employee Directors.)
Each non-employee Director will be granted annual awards of restricted stock equal to a $25,000 value on the date of grant.

(3) Deferred stock awards.
Deferred stock awards are available to all eligible participants, including independent contractors and Directors (including non-employee Directors.)

(4) SARS.
SARS are available to all eligible participants, including independent contractors and non-employee Directors.

Award Terms	All awards have a term of no longer than 10 years.
162(m) Share Limits:	Section 162(m) of the Tax Code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified senior executives. Accordingly, the 2007 SIP limits awards granted to an individual participant in any calendar year to:
(1) no more than 500,000 shares of Common Stock subject to stock options; and
(2) no more than 500,000 shares subject to SARS.

Other Share Limitations:	(1) No more than 2,350,000 shares subject to stock options may be granted under the 2007 SIP.
(2) The exercise price of the Non-Employee Director Stock Option awards may not be less than 100% of the fair market value of the number of shares of Common Stock covered by such option as of the date of grant.
(3) No more than 20,000 shares subject to stock options may be granted as a New Non-Employee Director Options Grant.
(4) Non-Employee Director Restricted Stock Grants may not have an aggregate grant date value (the average of the highest and the lowest sale price of the stock on the NYSE Composite Transaction Report on the date granted) of more than $25,000.
(5) No SAR may be exercised less than 6 months (except in the event of death or disability) after the date granted.

Vesting:	Determined by the Compensation Committee or the Board of Directors within the following limits (subject to exceptions for death, disability or retirement):
(1) Non-Employee Director Stock Option Grants vest, 5,000 shares upon grant, and 5,000 shares on each of the first three annual anniversaries after the date of grant.
(2) Non-Employee Director Restricted Stock Grants vest on the date of the first Annual Meeting of Stockholders following date of grant.
(3) Performance vesting criteria, if any, will be established by award by the Compensation Committee based on specific criteria as provided in the 2007 SIP.

Amendments:	Amendments to the 2007 SIP that are required by the NYSE to be approved by the stockholders of the Company will to be submitted for stockholder approval.

Eligibility
          Employees, independent contractors and Directors (including non-employee Directors) of the Company are eligible to receive awards under the 2007 SIP.
Awards
          The 2007 SIP allows the grant of stock options, SARS, restricted stock and deferred stock any or all of which may be made contingent upon the achievement of performance criteria. The Compensation Committee has the discretionary authority to determine the size of awards, subject to plan limits and excluding the mandatory non-employee Director awards.
Non-Employee Director Awards
          The Company grants each non-employee Director options to purchase 20,000 shares of stock upon becoming a Director which vests 5,000 shares upon grant, and 5,000 shares annually for three consecutive years. In addition, each year, non-employee Directors receive restricted stock with an aggregate grant date value (the average of the highest and the lowest sale price of the stock on the NYSE Composite Transaction Report on the date granted) of $25,000.
Vesting and Exercise of Awards
          Options. With the exception of the Non-Employee Director Option Grants, which have specific vesting criteria, stock awards may be granted to employees, independent contractors and Directors (including non-employee Directors) contingent on continued employment with the Company, the passage of time, or such performance based criteria the Compensation Committee deems appropriate.
          Deferred Stock and SARS. Deferred stock and SARS may be granted to employees, independent contractors and Directors (including non-employee Directors) contingent on continued employment with the Company, the passage of time, or such performance based criteria the Compensation Committee deems appropriate within the 2007 SIP limits.
          Restricted Stock. With the exception of the Non-Employee Director Restricted Stock Grant, restricted stock grants may be granted to employees, independent contractors and Directors (including non-employee Directors) contingent on, continued employment with the Company, the passage of time, or such performance based criteria the Compensation Committee deems appropriate within the 2007 SIP limits.
Performance Based and Contingency of Awards
          With the exception of the Non-Employee Director Restricted Stock Grants and the Non-Employee Director Option Grants, the Compensation Committee may make the grant, issuance, retention and/or vesting of awards contingent upon continued employment with the Company, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.
Dividends
          Unless otherwise provided by the Compensation Committee, no adjustment shall be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares prior to their issuance under any award. The Compensation Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any participant with respect to the shares subject to any award that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends.

Plan Benefits
NEW PLAN BENEFITS TABLE
          The following New Plan Benefits Table reflects the number of shares underlying future awards that will be made under the 2007 SIP per year, if approved by the stockholders, to the individual groups listed below. The information set forth is based on the number of incumbent non-employee Directors currently eligible to participate in the 2007 SIP.

Number
Name	Dollar Value (1)		of Shares
Michael O. Fifer	n/a		n/a
Stephen L. Sanetti	n/a		n/a
Thomas A. Dineen	n/a		n/a
Robert R. Stutler	n/a		n/a
Thomas P. Sullivan	n/a		n/a
Leslie M. Gasper	n/a		n/a
Executive Group	n/a		n/a
Non-Executive Officer Director Group	$1,500,000	(2)	n/a
Non-Executive Officer Employee Group	n/a		n/a
Notes to New Plan Benefits Table

(1)	These number and shares are generally not determinable as the Compensation Committee has the authority, within certain plan limits, to determine whether and to what extent any award or combination of awards will be granted under the 2007 SIP within certain plan limits.

(2)	Pursuant to the 2007 SIP Each non-employee Director will be granted annual awards of restricted stock equal to a $25,000 value on the date of grant. This number was calculated assuming 6 Directors over the 10 year term of the 2007 SIP.
Eligibility Under Section 162(m)
          Stockholder approval of the 2007 SIP is designed to constitute approval of the plan’s material features for purposes of Section 162(m) of the Tax Code. Awards may, but need not, include performance criteria that satisfy Section 162(m). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be based on stock price appreciation (in the case of options or SARS) or on one or more of the other factors set forth in each participant’s Award agreement applied either individually, alternatively or in any combination, to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award.
          Notwithstanding satisfaction of any performance criteria, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award due to satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.
Transferability
          Awards granted under the 2007 SIP are transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Tax Code or ERISA or to the extent otherwise determined by the Compensation Committee. The Compensation Committee has sole discretion to permit the transfer of an award.

Administration
          The Compensation Committee, which is made up entirely of independent Directors, administers the 2007 SIP. The Compensation Committee will select the employees, independent contractors and Directors who receive awards and determine the number of shares covered thereby, subject to the terms and limitations expressly set forth in the 2007 SIP, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2007 SIP and establish, amend and rescind any rules relating to the 2007 SIP. The Compensation Committee may delegate to a committee of one or more Directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers, and may delegate certain administrative or ministerial functions under the 2007 SIP to an officer or officers.
Amendments Requiring Stockholder Approval
          The Board of Directors may terminate, amend or suspend the 2007 SIP, provided that no action may be taken by the Board (except those described in “ADJUSTMENTS” below) without stockholder approval to implement any amendment required to be approved by stockholders under NYSE rules.
Adjustments
          In the event of a merger, reorganization, consolidation, stock dividend, stock-split, or any similar event affecting the Common Stock of the Company, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2007 SIP, and subject to the various limitations set forth in the 2007 SIP, the number and kind of shares subject to outstanding awards under the 2007 SIP, and the exercise or settlement price of outstanding stock options and of other awards.
          The impact of a merger or other reorganization of the Company on outstanding stock options, SARS, restricted stock and deferred stock under the 2007 SIP shall be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2007 SIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.
U.S. Tax Consequences
          The federal tax rules applicable to the 2007 SIP under the Tax Code are summarized below. This summary does not include the tax laws of any municipality, state or foreign country in which a participant resides. Stock option grants under the 2007 SIP may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the Common Stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.
          Restricted stock is also governed by Section 83 of the Tax Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.
          The American Jobs Creation Act of 2004 added Section 409A to the Tax Code, generally effective January 1, 2005. The IRS has issued proposed regulations which, in part, gave employers until the end of 2006 to effect Section 409A of the Tax Code implementation in almost all circumstances. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact the Company’s ability to deduct deferred compensation.

          Section 409A applies to deferred stock, performance units and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the proposed regulations no negative impact should attach to the grants. However, further guidance from the IRS is expected and could change the way such plans must be governed.
          Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted) and restricted stock provided there is no deferral of income beyond the vesting date. Section 409A also does not cover SARS if the SARS are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.
          As described above, awards granted under the 2007 SIP may qualify as “performance-based compensation” under Section 162(m) of the Tax Code. To qualify, options and other awards must be granted under the 2007 SIP by a committee consisting solely of two or more “Outside Directors” (as defined under Section 162 regulations) and satisfy the 2007 SIP’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock-settled SARS to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in such participant’s Award agreement, as established and certified by a committee consisting solely of two or more “Outside Directors.”
          For a discussion of executive compensation philosophy, see the “COMPENSATION DISCUSSION AND ANALYSIS” above.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STURM, RUGER & COMPANY, INC. 2007 STOCK INCENTIVE PLAN

CODE OF BUSINESS CONDUCT AND ETHICS
          The Board of Directors has adopted a “Code of Business Conduct and Ethics” as part of the Company’s Corporate Compliance Program, which governs the obligation of all employees, executive officers and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things. The Code of Business Conduct and Ethics is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2008
          To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year’s Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company by December 1, 2007. Any stockholder proposal to be considered at next year’s Annual Meeting of Stockholders, but not included in next year’s Proxy Statement, must be submitted in writing to the Company by February 14, 2008.
          Recommendations for nominees to stand for election as Directors at next year’s Annual Meeting of Stockholders must be received by December 1, 2007 and include the information as required under “THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee” described above.
          All stockholder proposals or Director nominations should be submitted to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.
STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS
          The Board of Directors has adopted a method by which stockholders and interested parties can send communications to the Board of Directors. Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board of Directors through the following methods:
•	by contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

•	by telephone at (203) 259-7843;

•	by fax at (203) 256-3367; or

•	by calling the Company’s corporate communications telephone “hotline” at 1-800-826-6762 or emailing the hotline at sturm-ruger@hotlines.com. These hotlines are monitored 24 hours a day, 7 days a week.
          Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board of Directors, in the same manner.
          Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company’s stock transfer agent, at (312) 360-5190 for questions regarding routine stockholder matters.
OTHER MATTERS
          Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1, 2 and 3 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.
          The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2006, including the financial statements and financial statement schedules. Such requests should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Leslie M. Gasper
Leslie M. Gasper
Corporate Secretary
Southport, Connecticut
March 31, 2007

EXHIBIT A
CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
STURM, RUGER & COMPANY, INC.
I. Purpose
     The Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) has established the Audit Committee of the Board (the “Committee”) for the purpose of providing assistance to the Board in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee shall prepare the report required by Securities and Exchange Commission (the “SEC”) rules to be included in the Company’s annual proxy statement.
II. Structure and Operations
     A. Composition and Qualifications
          (1) The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be “independent” for such purposes under the rules of the New York Stock Exchange, Inc. (the “NYSE”), including Rules 303A(1), 303A(2), 303A(6) and 303A(7)(a) thereof,1 Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”),2

[1]	Under the proposed NYSE rules, “independent” means that the Board has affirmatively determined that the director has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A director cannot be “independent” if the director (or an immediate family member):
•	receives compensation from the Company that exceeds $100,000 per year (other than director and committee fees, pension or other forms of deferred compensation not contingent on continued service) or compensation from the Company that exceeds $100,000 per year within the previous five-year period;

•	is affiliated with or employed by a present or former auditor of the Company until five years after the end of the affiliation or the auditing relationship;

•	is employed as an executive officer of another company where any of the Company’s present executives serves on the compensation committee until five years after the end of such service or the employment relationship; or

•	is an executive officer or an employee of another company (i) that accounts for the greater of $1 million or 2% of the Company’s consolidated gross revenues, or (ii) for which the Company accounts for the greater of $1 million or 2% of such other company’s consolidated gross revenues, until five years after falling below such threshold.
In addition, the NYSE has proposed rules that heighten the independence standards for members of the Committee, which distinguish between permitted compensation and payments that would taint the independence of a Committee member – disallowed compensation includes fees paid directly or indirectly for services as a consultant or a legal or financial advisor, regardless of the amount.

[2]	Under SEC Rule 10A-3, an “independent” director for purposes of serving on the Committee is one that, except in his or her capacity as a member of the Committee, another Board committee or the Board: (i) does not accept any consulting, advisory or other compensation from the Company (excluding fixed compensation amounts under retirement plans for prior service so long as the compensation is not contingent on continued service) and (ii) is not an “affiliated person” of the Company.

and any other applicable laws, rules or regulations in effect from time to time. No member of the Committee many serve on the audit committee of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.
          (2) All members of the Committee must have a working familiarity with basic finance and accounting practices as contemplated by NYSE listing standards and SEC rules (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” for purposes of Item 401(h) of Regulation S-K under the Exchange Act.3 Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.
          (3) No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee as well as regular benefits that other directors receive (including equity-based awards) and (ii) a pension or similar compensation for past performance, provided that such compensation is not contingent on continued or future service to the Company.
     B. Appointment and Removal
     The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.
     C. Chairman

[3]	For purposes of Item 401(h), the term “audit committee financial expert” means a Committee member with the following attributes:
•	an understanding of GAAP and financial statements;

•	an ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves;

•	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engage in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

An “audit committee financial expert” must have acquired these attributes through:

•	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience.

     Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by the majority vote of the Committee. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
III. Meetings
     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee shall periodically meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. The Committee should also meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in Article IV of this Charter. When necessary and appropriate, telephone meetings may be held. The presence of a majority of the Committee members will constitute a quorum for the transaction of business.
IV. Duties and Responsibilities
     The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Article I of this Charter. These functions should serve as a guide. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board.
     The Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. The Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. The Company shall also provide funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee.
     A. Documents/Reports Review
          (1) Review with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.
          (2) Review and discuss with management and the independent auditors the Company’s earnings press releases, as well as any other financial information or earnings guidance provided to persons outside of the Company. The Committee’s discussion in this regard may be general in nature and need not take place in advance of each earnings release or other dissemination of information.
     B. Independent Auditors
          (1) Appoint, retain, compensate, evaluate and terminate the Company’s independent auditors and approve all audit engagement fees and terms.
          (2) Inform any registered public accounting firm performing work for the Company that such firm shall report directly to the Committee.

          (3) Oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.
          (4) Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors (other than “prohibited non-auditing services”) in accordance with the Committee’s established pre-approval policies and procedures.
          (5) Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:
          (a) Obtain and review a report by the Company’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company;
          (b) Ensure the rotation of the lead audit partner as required by law or regulation, and consider regular rotation of the audit firm; and
          (c) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).
     C. Financial Reporting Process
          (1) In periodic consultation with each of the independent auditors, management and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.
          (2) Review periodically the effect of regulatory and accounting initiatives, as well as off- balance sheet structures, if any, on the financial statements of the Company.
          (3) Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with the Company’s management and (ii) management’s responses to such matters.
     D. Legal Compliance/General
          (1) Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management.
          (2) Set clear hiring policies for employees or former employees of the independent auditors.
          (3) Establish procedures, in accordance with the procedures outlined in the Company’s Code of Business Conduct and Ethics, as amended from time to time, for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     E. Reports
          (1) Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable SEC rules and regulations.
          (2) Report regularly to the full Board including with respect to any issues that arise as to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.
          (3) Maintain minutes of meetings and other activities of the Committee.
V. Reliance on Information Provided
     In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company, and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification of the independent auditors’ work. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee by such persons or organizations, absent actual acknowledge to the contrary.
VI. Annual Performance Evaluation
     The Committee shall perform a review and evaluation, at least annually, of its performance and that of its members, including, but not limited to, a review of the Committee’s compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter.

EXHIBIT B
CHARTER OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
STURM, RUGER & COMPANY, INC.
I.	Purpose
     The Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) has established the Compensation Committee of the Board (the “Committee”) for the purpose of (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company (the “CEO”), the other executive officers of the Company and members of the Board, and under the Company’s incentive and equity-based plans and (ii) producing an annual report on executive compensation to be included in the Company’s annual proxy statement, in accordance with the rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), the Securities and Exchange Commission (the “SEC”) and any other applicable rules or regulations.
II.	Structure and Operations
A.	Composition and Qualifications
                     (1) The Committee shall be comprised of three or more members of the Board, each of whom is (i) determined by the Board to be “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof1, (ii) a “non-employee director” under Rule 16b-3 promulgated under Section 6 of the Securities and Exchange Act of 1934, as

[1]	A director cannot be “independent” for NYSE purposes if, during the previous three years, the director was an employee of the Company or an immediate family member of the director was an executive officer of the Company. A director also cannot be “independent” for NYSE purposes if the director (or an immediate family member is an executive officer position):
•	has received compensation from the Company that exceeds $100,000 per year (other than director and committee fees, pension or other forms of deferred compensation for prior service) or compensation from the Company that exceeds $100,000 per year within the previous three years;

•	is affiliated with or employed by a present or former auditor of the Company until three years after the end of the affiliation or the employment or auditing relationship;

•	is employed as an executive officer of another company where any of the Company’s present executives serves on the compensation committee until three years after the end of such service or the employment relationship; or

•	is an executive officer or, in the case of a director only (i.e., but not immediate family members), an employee of a company (i) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (x) $1 million or (y) 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

amended (the “Exchange Act”) and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and any other applicable laws, rules or regulations in effect from time to time.
          (2) No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee as well as regular benefits that other directors receive (including equity-based awards) and (ii) a pension or similar compensation for past performance, provided that such compensation is not contingent on continued or future service to the Company.
          (3) The Committee may form and delegate authority to one or more subcommittees made up of one or more of its members, as it deems appropriate from time to time.
B.	Appointment and Removal
     The members of the Committee shall be appointed by the Board, upon recommendation from the Nominating/Corporate Governance Committee, and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.
C.	Chairman
     Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by the majority vote of the Committee. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
III.	Meetings
     The Committee shall meet at least annually, or more frequently as circumstances dictate. When necessary and appropriate, telephone meetings may be held. The presence of a majority of the Committee members will constitute a quorum for the transaction of business.
IV.	Duties and Responsibilities
     The following functions shall be the common recurring activities and guiding principles of the Committee in carrying out its responsibilities outlined in Article I of this Charter. These functions should serve as a guide. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board.
     The Committee is empowered to evaluate or investigate any matter of interest or concern that the Committee deems appropriate. The Committee shall have the sole authority to retain an outside compensation consultant or other advisors for this purpose, including the sole authority to approve the fees payable to such advisors and any other terms of retention. The Company shall also provide funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee.
A.	CEO Compensation
(1)	Review and approve corporate goals and objectives relevant to CEO compensation.

(2)	Evaluate the performance of the CEO in light of such corporate goals and objectives.

(3)	Based on the evaluation, determine and approve the compensation level of the CEO, including salary, benefits, stock options and any other compensation. The Committee may do this as the Committee or in consultation with other “independent” directors under the rules of the NYSE (as directed by the Board), and nothing herein shall preclude members of the Committee from discussing these matters with the Board.
B.	Non-CEO Executive and Director Compensation
(1)	Recommend to the Board for approval the compensation levels for each non-CEO executive officer, including the salary, benefits, stock options and any other compensation.

(2)	Recommend to the Board for approval the compensation levels for the members of the Board, including payment schedules and stock options.
C.	Principles of Compensation
(1)	Ensure that all compensation paid by the Company, whether in the form of salaries, benefits, stock options or any other compensation, are internally equitable and externally competitive.

(2)	Ensure that all compensation packages shall include both salary and performance components, and recommended compensation levels have a reasonable relationship to salaries in industry peer groups, if ascertainable.

(3)	Ensure that the Committee is diligent in ascertaining that its compensation recommendations will be adequate to attract, motivate, and retain quality talent, linked to actual performance and responsibilities.
D.	Company Plans
(1)	Exercise all rights, authority and functions of the Board under all of the Company’s incentive-compensation plans and equity-based plans, including without limitation, the authority to interpret the terms thereof, and to make stock awards and grant options thereunder; provided, however, that except as otherwise expressly authorized to do so by a plan or resolution of the Board, the Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given incentive-compensation or equity-based plan, and consistent with the requirements of applicable law and such incentive-compensation or equity-based plan, the Committee may delegate to one or more executive officers of the Company the power to make stock awards and grant options pursuant to such incentive-compensation or equity-based plan to employees of the Company who are not directors or executive officers of the Company.

(2)	Review and recommend changes to the Company’s incentive-compensation plans and equity-based plans (or amendments thereto), and review and recommend any other incentive-compensation or equity-based plans (or amendments thereto) that are not otherwise subject to the approval of the shareholders.
E.	Investigations, Studies and Reports
(1)	Conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including by requesting any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

(2)	Prepare any studies, as the Committee deems necessary, in order to determine adequate and reasonable compensation for the CEO, the other executive officers of the Company and the members of the Board.

(3)	Prepare all reports required to be included in the Company’s proxy statement, in accordance with applicable NYSE and SEC rules and regulations, and any other reports required by applicable rules or regulations.

(4)	Report regularly to the full Board and prepare or cause to be prepared any report requested by the Board.

(5)	Maintain minutes of meetings and other activities of the Committee.
V.	Reliance on Information Provided
     In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company, and are not providing any expert or special assurance as to the Company’s compensation packages. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee by such persons or organizations absent actual acknowledge to the contrary.

VI.	Annual Performance Evaluation
     The Committee shall perform a review and evaluation, at least annually, of its performance and that of its members, including, but not limited to, a review of the Committee’s compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter.

EXHIBIT C
CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
STURM, RUGER & COMPANY, INC.
I.	Purpose
     The Nominating and Corporate Governance (the “Committee”) is responsible to the Board of Directors (the “Board”) for: identifying, vetting and nominating potential Directors; and establishing, maintaining and supervising the corporate governance program.
II.	Composition and Qualifications
     The Committee shall consist of a minimum of three Directors who meet the standards of independence established by the Securities and Exchange Commission, the New York Stock Exchange, and such other regulatory bodies as may be appropriate.
     The members of the Committee shall be elected by the Board annually and shall serve until their successors are duly elected and qualified, or until their earlier resignation or removal. The members may be removed, with or without cause, by a majority vote of the Board. Unless a Chairman of the committee is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the Committee.
III.	Meetings
     The Committee shall meet at least two times annually, or more frequently when circumstances so dictate. When necessary and appropriate, telephone meetings may be held. The presence of a majority of the Committee members will constitute a quorum for the transaction of business.
IV.	Responsibility and Processes
     The responsibilities and processes of the Committee set forth below serve as a guide, with the understanding that the Committee may alter or supplement them with policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee. The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that it deems appropriate, and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

     The following shall be the recurring responsibilities and processes of the Committee:
A.	Board Selection, Composition and Evaluation
(1)	Establish criteria for the selection of new Directors, including, but not limited to, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgement, gender, and ethnic diversity.

(2)	Identify and vet individuals believed to be qualified to serve on the Board and recommend that the Board select the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting.

(3)	Conduct inquiries into the backgrounds and qualifications of candidates to serve on the Board. In that connection, the Committee is authorized to do its own studies and shall also have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates, including sole authority to approve the fees payable to such search firm and any other terms of retention.

(4)	Consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

(5)	Consider matters relating to the retirement of members of the Board.

(6)	Review and make recommendations to the Board regarding whether a Director should stand for re-election.

(7)	Review and make recommendations to the Board regarding the composition and size of the Board.

(8)	Oversee evaluation of, at least annually, of the Chairman and Chief Executive Officer, Officers of the Company, and the Directors.
B.	Committee Selection, Composition and Evaluation
(1)	Recommend Directors to serve on committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of the Committee.

(2)	Recommend a Director to serve as chairman of each committee of the Board.

(3)	Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of Directors among the committees and recommend any term limitations of service on any Board committee.

(4)	Periodically review the charter, composition and performance of each committee of the Board and make recommendations to the Board for the creation of additional committees or the elimination of any such committees.
C.	Corporate Governance
(1)	Consider the adequacy of the certificate of incorporation and by-laws of the Corporation and recommend to the Board any amendments thereto.

(2)	Develop and recommend to the Board a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments.

(3)	Consider policies relating to meetings of the Board.
D.	Reports
(1)	Report to the Board, at least annually or as otherwise requested by the Board, concerning any of its meetings, findings or recommendations.

(2)	Maintain minutes of meetings and other activities of the Committee.
V.	Reliance on Information Provided
     In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company, and are not providing any expert or special assurance as to the Company’s nominating or corporate governance process. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee by such persons or organizations, absent actual knowledge to the contrary.
VI.	Annual Performance Evaluation
     The Committee shall perform a review and evaluation, at least annually, of its performances and its members, including, but not limited to, a review of the Committee’s compliance with this Charter. The Committee shall conduct such evaluation and reviews in such a manner as it deems appropriate.

EXHIBIT D
The Sturm, Ruger & Company, Inc.
2007 Stock Incentive Plan
1.	Purpose. The purpose of the Plan is (i) to enable the Company and any Related Company to attract and retain employees and independent contractors who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such employees and independent contractors to participate in the long-term success and growth of the Company by giving them an equity interest in the Company and (ii) to compensate non-employee directors and to provide incentives to such directors, which incentives are linked directly to increase in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

2.	Definitions
(a)	“Awards” shall mean awards under the Plan in the form of (i) Non-Qualified Stock Options, (ii) Incentive Stock Options, (iii) Restricted Stock, (iv) Deferred Stock and (v) Stock Appreciation Rights.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	A “Change in Control” shall mean:
(i)	any person is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of Directors then serving as Directors of the Company: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	a merger or consolidation of the Company is consummated with any other corporation or entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent (as defined below) thereof), at least a majority of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected solely to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company’s consolidated assets; or

(v)	the execution of a binding agreement that if consummated would result in a Change in Control of the type specified in section (i) or (iii) above (an “Acquisition Agreement”) or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of the type specified in section (iv) above (an “Asset Sale Agreement”) or the adoption by the Board of a plan of complete liquidation or dissolution of the Company that, if consummated, would result in a Change in Control of a type specified in section (iv) above (a “Plan of Liquidation”); provided however, that a Change in Control of the type specified in this section (v) shall not be deemed to exist or to have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date.

(vi)	For the purposes of this definition the term “Abandonment Date” shall mean the date on which (a) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (b) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (c) the Company abandons a Plan of Liquidation or (d) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

(vii)	For the purposes of this definition, “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(viii)	For the purposes of this definition, “Parent” shall mean any entity that becomes the Beneficial Owner of at least a majority of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company.
(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” shall mean the Compensation Committee of the Board or such other committee appointed either by the Board or by such Compensation Committee to administer the Plan. The Committee shall be composed entirely of Directors who meet the qualifications in Section 4 of this Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the Board.

(f)	“Company” shall mean Sturm, Ruger & Company, Inc., a Delaware corporation.

(g)	“Deferral Period” shall mean the period during which receipt of an award of Deferred Stock shall be deferred.

(h)	“Deferred Stock” shall mean an award of deferred stock granted to Participant pursuant to the Plan.

(i)	“Director” shall mean any individual who is a Member of the Board

(j)	“Disability” shall mean the Participant shall be deemed to have a “Permanent Disability” if the Participant is unable to engage in the activities required by the Participant’s job and any other Company job suitable for Participant (as determined by the Board of Directors of the Company) by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 120 days (in each case, as determined in good faith by a majority of the Board of Directors of the Company, which determination shall be conclusive).

(k)	“Effective Date” shall mean April 24, 2007.

(l)	“Employee” shall mean any employee of the Company or any Related Company.

(m)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

(n)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)	“Fair Market Value” shall mean, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock on aparticular date shall mean (i) the closing sale price per share of Stock on the national securities exchange on which the Stock is principally traded for the last preceding date on which there was a sale of such Stock on such exchange, (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(p)	“Grant Date Value” shall mean the mean between the highest and lowest quoted sales price of a share of Stock in the New York Stock Exchange Composite Transaction Report.

(q)	“Incentive Stock Option” shall mean a Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code granted to an Employee of the Company pursuant to the Plan.

(r)	“Non-Employee Directors” shall mean those members of the Board who are not otherwise serving as officers or Employees of the Company or any Related Company at the same time that they are serving as members of the Board.

(s)	“Non-Qualified Stock Option” shall mean a Stock Option which is not an Incentive Stock Option granted to a Participant pursuant to the Plan.

(t)	“Participant” shall mean an Employee, prospective Employee, Director (including Non-Employee Directors), independent contractor, officer, advisor of the Company, its Parent, if any, or any Related Company or other individual as designated by the Committee, in its sole discretion, to the extent such designation does not prevent the Plan and Awards under the Plan from being covered by Rule 701 promulgated under the Securities Act of 1933, as amended.

(u)	“Plan” shall mean The Sturm, Ruger & Company, Inc. 2007 Stock Incentive Plan.

(v)	“Plan Year” shall mean the period (i) beginning on the date of the Company’s Annual Stockholders meeting and (ii) ending on the day immediately prior to the Company’s next succeeding Stockholder meeting. The first Plan Year shall begin on the Effective Date.

(w)	“Related Company” shall mean any company during any period in which it is a “subsidiary corporation” (as the term is defined in the Code) with respect to the Company.

(x)	“Restricted Stock” shall mean an award of shares of Stock granted to a Participant pursuant to the Plan.

(y)	“Stock” shall mean the common stock of the Company.

(z)	“Stock Appreciation Rights” shall mean award of stock appreciation rights granted to a Participant pursuant to the Plan.

(aa)	“Stock Option” shall mean an option to purchase shares of Stock granted to a Participant pursuant to the Plan, which may be either a Non-Qualified Stock Option or an Incentive Stock Option.
3.	Types of Awards. Awards under the Plan may be in the form of (a) Non-Qualified Stock Options, (b) Incentive Stock Options, (c) Restricted Stock, (d) Deferred Stock and (e) Stock Appreciation Rights.

4.	Administration
(a)	Composition of Committee. The Plan shall be administered by the Committee; provided, however, that to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a committee composed solely of two or more “non-employee directors,” within the meaning of Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act, appointed by the Board or by the Committee, and provided further, that to the extent determined necessary to satisfy the requirements for the exception for “qualified performance-based compensation” under Section 162(m) of the Code, with respect to Awards hereunder, action by the Committee may be by a committee comprised solely of two or more “outside directors,” within the meaning of Code Section 162(m), appointed by the Board or by the Committee. Members of the Committee shall serve at the pleasure of the Board.

(b)	Power and Authority of Committee. The Committee shall have the authority to grant Awards to eligible Participants under the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable, to interpret the terms and provisions of the Plan and any Award granted under the Plan, and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, subject to the terms of the Plan, the Committee shall have the authority:
(i)	to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

(ii)	to select the individuals to whom Awards will be granted;

(iii)	to determine the number of shares of Stock to be covered by each Award granted hereunder;

(iv)	to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the Awards are satisfied;

(v)	to determine the treatment of Awards upon an Employee’s retirement, disability, death or termination of employment, an independent contractor’s disability, death or termination of service or a Director’s disability, death, resignation, removal from the Board or when such Director’s successor has been elected; and

(vi)	to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (including Stock Options) (a) will be paid to the holder of the Award currently, (b) will be deferred and deemed to be reinvested, (c) will otherwise be credited to the holder of the Award or (d) that the holder of the Award has no rights with respect to such.
(c)	Determinations of Committee Final and Binding. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

(d)	Board Approval. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to the grant of an Award hereunder (and, as applicable, with respect to the disposition to the Company of Stock hereunder), or as otherwise determined advisable by the Committee, the terms of the grant of Awards (and, as applicable, any related disposition to the Company) under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to grant awards under the Plan, including, but not limited to, the authority of the Committee to grant Awards qualifying for the exception for qualified performance-based compensation under Section 162(m) of the Code and the treasury regulations thereunder.
5.	Stock Subject to Plan.
(a)	Eligibility. Officers, Employees, prospective Employees, Directors (including Non-Employee Directors), independent contractors, officers, advisors of the Company or any Related Company are eligible to be granted Awards under the Plan. Subject to the provisions of Section 10 and 11 of this Plan, the Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

(b)	Shares of Stock Subject to Plan. The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,550,000. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. The Stock reserved for issuance under the Plan shall be available for distribution with respect to any Award. Notwithstanding the foregoing, (i) no more than 2,350,000 shares of Stock shall be available for distribution under the Plan with respect to any Stock Options awarded, (ii) no more than 500,000 shares of Stock shall be available for distribution under the Plan in any one fiscal year to any single Participant with respect to Stock Options and (iii) no single Participant shall be granted Stock Appreciation Rights under the Plan in any one fiscal year related to more than 500,000 shares of Stock. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against either of these share limits, except as may otherwise be provided under Section 162(m) of the Code. Stock reserved and available for distribution under the Plan shall further be subject to adjustment as provided below.

(c)	Cancellation, Surrender or Termination of Awards. To the extent a Stock Option is surrendered, canceled or terminated without having been exercised, or an Award is surrendered, canceled or terminated without the Award holder having received payment of the Award, or shares awarded are surrendered, canceled, repurchased at less than Fair Market Value or forfeited, the shares subject to such Award shall again be available for distribution in connection with future Awards under the Plan. Notwithstanding the foregoing, surrender, cancellation, termination, or forfeiture of a stock option, to the extent provided under Section 162(m) of the Code and the treasure regulations thereunder, shall not be disregarded for purposes of applying the individual limit on available shares described in 5(b) of this Plan. At no time will the overall number of shares issued under the Plan plus the number of shares covered by outstanding Awards under the Plan exceed the aggregate number of shares authorized under the Plan. The Committee may provide that any Award may be surrendered for cash upon any terms and conditions established by the Committee.

(d)	Capital and Corporate Changes. Subject to the provisions of Section 15 of this Plan, in the event of any merger, reorganization, consolidation, sale of all or substantially all of the Company’s assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the Stock, an equitable substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made to prevent dilution or enlargement of the rights of participants under the Plan with respect to the aggregate number of shares reserved for issuance under the Plan, the identity of the Stock or other securities to be issued under the Plan, the number of shares subject to outstanding Awards and the amounts to be paid by Award holders, the Company or any Related Company, as the case may be, with respect to outstanding Awards. Notwithstanding the foregoing, none of the changes in corporate structure affecting the Stock described above shall impair the rights of a then-existing Award holder without his or her consent.
6.	Stock Options. The Stock Options awarded under the Plan may be of two types: (a) Non-Qualified Stock Options and (b) Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Subject to the following provisions and the provisions of Section 10 of this Plan, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:
(a)	Number of Shares Underlying Options and Option Price. The Stock Option Award Agreement shall specify the number of shares of Stock that may be purchased, the exercise price to be paid by the Participant and the date or dates on which, or the conditions upon the satisfaction of which, the Stock Options will vest. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee. The vesting of Stock Options may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

(b)	Stock Option Term. The term of each Stock Option shall be determined by the Committee.

(c)	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

(d)	Method of Exercise. Once vested Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), delivery of unrestricted shares of Stock owned by the optionee for at least six months or subject to Awards hereunder, any other manner permitted by law as determined by the Committee or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Deferred Stock shall be restricted or deferred in accordance with the original terms of the Restricted Stock or Deferred Stock so used.

(e)	No Stockholder Rights. An optionee shall have neither rights to dividends (other than amounts credited in accordance with Section 4(b)(vi) of this Plan) nor other rights of a stockholder with respect to shares subject to a Stock Option until vested and the optionee has given written notice of exercise and has paid for such shares.

(f)	Non-transferability. No Stock Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA. During the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee. Notwithstanding the above, the Committee may in its discretion and subject to such limitations and conditions as the Committee deems appropriate, grant Non-Qualified Stock Options on terms that permit the optionee to transfer the option to the optionee’s spouse, children, siblings, parents or a trust in which these persons have more than fifty percent of the beneficial interest.

(g)	Special Terms for Incentive Stock Options. Notwithstanding the foregoing provisions of this Section 6, no Incentive Stock Option shall (i) have an option price which is less than 100% of the Fair Market Value of the Stock on the date of the award of the Incentive Stock Option (or, in the case of an Employee who owns Stock possessing more than 10% of the total voting power of all classes of stock of the Company (or its parent or subsidiary corporation) (a “10% shareholder”), have an option price which is less than 110% of the Fair Market Value of the Stock on the date of grant), (ii) be exercisable more than ten years (or, in the case of a 10% shareholder, five years) after the date such Incentive Stock Option is awarded or (iii) be awarded more than ten years after the date of the adoption of the Plan. Notwithstanding anything to the contrary in this Plan, only Employees of the Company or a parent or subsidiary of the Company (as defined in Code Sections 424(e) and 424(f)) shall be eligible to receive awards of Incentive Stock Options. By accepting an Incentive Stock Option granted under the Plan, each such optionee agrees, and any agreement or letter evidencing such option grant shall so provide, that he or she will notify the Company in writing immediately after such optionee makes a “disqualifying disposition” (as provided in Sections 421, 422 and 424 of the Code and the treasury regulations thereunder) of any Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.
7.	Restricted Stock. Subject to the following provisions and the provisions of Section 11 of this Plan, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a)	Number of Shares of Restricted Stock. The number of Shares of Restricted Stock awarded shall be determined by the Committee. The Restricted Stock Award Agreement shall specify the number of Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.

(b)	Restricted Stock Term. The term of the Restricted Stock Award shall be determined by the Committee.

(c)	Vesting. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

(d)	Method of Delivery. Stock certificates representing the Restricted Stock awarded to a Participant shall be registered in the Participant’s name, but the Committee may direct that such certificates be held by the Company on behalf of the Participant until vested. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death) free of all restrictions.

(e)	Non-transferability. Except as may be permitted by the Committee, no shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such Restricted Stock is fully vested.

8.	Deferred Stock Awards. Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a)	Number of Deferred Stock Awards. The number of shares of Deferred Stock awarded shall be determined by the Committee. The Deferred Stock Award shall specify the number of shares of Deferred Stock to be awarded to any Participant and the Deferral Period during which, and the conditions under which, receipt of the shares of Deferred Stock will be deferred.

(b)	Deferred Stock Award Term. The term of the Deferred Stock Award shall be determined by the Committee.

(c)	Exercisability. The award of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

(d)	Method of Settlement. At the expiration of the Deferral Period, the Participant (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the Fair Market Value of such Stock or (iii) a combination of shares and cash, as the Committee may determine.

(e)	No Stockholder Rights. A Participant shall have neither rights to dividends (other than amounts credited in accordance with Section 4(b)(vi) of this Plan) nor other rights of a stockholder with respect to the Deferred Stock until the expiration of the Deferral Period.

(f)	Non-Transferability. Except as may be permitted by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.
9.	Stock Appreciation Rights. Subject to the following provisions, all awards of Stock Appreciation Rights shall be in such form and shall have such terms and conditions as the Committee may determine:
(a)	Number of Stock Appreciation Rights. The number of Stock Appreciation Rights Awarded shall be determined by the Committee. The Stock Appreciation Rights Award shall specify the number of shares of Stock to be covered by each Stock Appreciation Rights Award, the reference price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with Stock Option Awards, in addition to another Award or unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b)	Term. The term of the Stock Appreciation Rights Award shall be determined by the Committee. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months (except in the event of death or permanent disability of a holder) after the date it is granted.

(c)	Exercisability. Subject to the terms of the Plan and any applicable Award letter or agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Rights Award, the term, methods of exercise, methods and form of settlement and any other terms and conditions of such Stock Appreciation Rights. The award of stock or cash upon settlement may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of the Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Rights Award as it shall deem appropriate.

(d)	Settlement. Stock Appreciation Rights shall entitle the holder to receive an amount equal to the excess of the Fair Market Value of shares of Stock to which the Award relates on the date of exercise of the Stock Appreciation Rights over the amount specified by the Committee. The Committee shall determine whether a Stock Appreciation Rights shall be settled in cash, shares of Stock or a combination of cash and Stock.

(e)	Stockholder Rights. A Participant shall have neither rights to dividends (other than amounts credited in accordance with Section 4(b)(vi) of this Plan) nor other rights of a stockholder with respect to the Stock Appreciation Rights unless and until the Stock Appreciation Rights Award is settled in shares of Stock.

(f)	Non-Transferability. Except as may be permitted by the Committee, Stock Appreciation Rights Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during unless and until the Stock Appreciation Rights Award is settled in shares of Stock.
10.	Non-Employee Director Stock Option Awards. Notwithstanding the provisions of Section 6 of this Plan, Stock Options shall be granted to each individual who becomes a Non-Employee Director during the term of the Plan and was not serving as a Non-Employee Director on the Effective Date on the following terms and conditions:
(a)	Number of Shares Underlying Options and Price. Each eligible Non-Employee Director shall be granted Stock Options to purchase 20,000 shares of Stock. The exercise price per share of Stock purchasable under Stock Options granted pursuant to this Section 10(a) shall be 100% of the Fair Market Value of the Stock on the date of grant.

(b)	Vesting. Stock Options granted pursuant to Section 10(a) shall be exercisable commencing immediately as to 5,000 shares of Stock and on each of the first three anniversaries of the date of grant as to 5,000 additional shares of Stock.

(c)	Limits for Stock Option Awards. The aggregate number of shares of Stock that may be granted to any Non-Employee Director pursuant to Section 10(a) may not exceed 20,000 shares.

(d)	Method of Exercise. Vested Stock Options granted pursuant to Section 10(a) may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), delivery of unrestricted shares of Stock owned by the optionee for at least six months or subject to Awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Deferred Stock shall be restricted or deferred in accordance with the original terms of the Restricted Stock or Deferred Stock so used. Payment of the exercise price with certificates evidencing shares of Stock as provided above shall not increase the number of shares available for the grant of Stock Options under the Plan.

(e)	No Stockholder Rights. An optionee granted Stock Options pursuant to Section 10(a) shall have neither rights to dividends (other than amounts credited in accordance with Section 4(b)(vi) of this Plan) nor other rights of a stockholder with respect to shares subject to such Stock Option until the optionee has given written notice of exercise and has paid for such shares.

(f)	Non-transferability. No Stock Option granted pursuant to Section 10(a) shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA During the optionee’s lifetime, all Stock Options granted pursuant to Section 10(a) shall be exercisable only by the optionee. Notwithstanding the above, the Committee may, in its discretion and subject to such limitations and conditions as the Committee deems appropriate, grant Non-Qualified Stock Options on terms that permit the optionee to transfer the option to the optionee’s spouse, children, siblings, parents or a trust in which these persons have more than fifty percent of the beneficial interest.
11.	Non-Employee Director Restricted Stock Awards. Notwithstanding the provisions of Section 7 of this Plan, Restricted Stock Awards shall be granted to each individual serving as a Non-Employee Director from time to time during the term of the Plan on the following terms and conditions:
(a)	Annual Grants. Each Non-Employee Director shall receive a grant of Restricted Stock on the Effective Date and as of the date of each subsequent Annual Meeting of Stockholders of the Company (or, if later, the date which is two business days after the release of the Company’s earnings results for the first quarter of the year in which such Annual Meeting of Stockholders is held).

(b)	Amount of Restricted Stock. The Restricted Stock Award granted pursuant to Section 11(a) shall consist of shares of Stock with an aggregate Grant Date Value of $25,000. If an individual becomes a Non-Employee Director during a Plan Year on a date other than the date of the Annual Meeting for such Plan Year, such Non-Employee Director shall be granted a Restricted Stock Award under Section 11(a) on the first business day after he becomes a Non-Employee Director which shall consist of shares of Stock with an aggregate Grant Date Value of $25,000 reduced pro-rata to reflect the portion of the Plan Year that has elapsed prior to the date on which he became a Non-Employee Director.

(c)	Vesting. Restricted Stock granted pursuant to Section 11(a) shall be vested and no longer subject to a risk of forfeiture on the date of the first Annual Meeting of Stockholders following the date of grant.

(d)	Method of Delivery. Stock certificates representing the Restricted Stock awarded to a Non-Employee Director pursuant to Section 11(a) shall be registered in the Non-Employee Director’s name, but the Committee may direct that such certificates be held by the Company on behalf of the Non-Employee Director. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Non-Employee Director (or his or her designated beneficiary in the event of death) free of all restrictions.

(e)	Non-transferability. Except as may be permitted by the Committee, no shares of Restricted Stock awarded pursuant to Section 11(a) may be sold, transferred, assigned, pledged or otherwise encumbered by the Non-Employee Director until such Restricted Stock is fully vested.
12.	Tax Withholding.
(a)	Withholding. Each Employee shall, no later than the date as of which the value of an Award (or portion thereof) first becomes includible in the Employee’s income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award (or portion thereof). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent required by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the

Employee including, but not limited to, the right to withhold shares of Stock otherwise deliverable to the Employee with respect to any Awards hereunder.

(b)	Use of Stock to Satisfy Withholding Obligations. To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to any Awards hereunder satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the Employee with respect to the Award, (ii) delivering to the Company shares of unrestricted Stock or (iii) through any combination of withheld and delivered shares of Stock, as described in (i) and (ii).
13.	Amendments and Termination. The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No such action of the Board or the Committee shall require the approval of the stockholders of the Company, unless such stockholder approval is required by applicable law or by the rules or regulations of the New York Stock Exchange, or is otherwise determined necessary or desirable, in the sole discretion of the Committee, to enable transactions associated with grants of Stock Options, Restricted Stock and Deferred Stock and purchases of Stock to qualify for an exemption from Section 16(b) of the Exchange Act or to qualify for the exception for qualified performance-based compensation under Section 162(m) of the Code. No amendment or discontinuation of the Plan shall adversely affect any Award previously granted without the Award holder’s written consent.
14.	Termination of Employment, Independent Contractor or Board Service. If a Participant’s employment or service with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise or a Non-Employee Director ceases to be a member of the Board by reason of death, disability, retirement, resignation or otherwise, the Awards granted pursuant to this Plan shall be exercisable to the extent determined by the Committee. The Committee may provide that, notwithstanding a previously determined Award term, an Award which is outstanding on the date of a Participant’s death shall remain outstanding for an additional period after the date of such death.

15.	Change in Control. Unless otherwise determined by the Committee at the time of grant or by amendment (with the holder’s consent) of such grant, in the event of a Change in Control all outstanding Stock Option Awards under the Plan shall become fully vested and exercisable and the restrictions and deferral limitations applicable to all outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such Awards shall be deemed fully vested immediately prior to the effective date of the Change in Control unless the surviving, continuing, or purchasing corporation, or a parent or subsidiary thereof, as the case may be (the “surviving corporation”), assumes such Awards or substitutes equivalent Awards therefor. Any Stock Options which are neither assumed or substituted for by the surviving corporation in connection with the Change in Control nor exercised as of the effective date of the Change in Control shall terminate and cease to be outstanding as of the effective date of the Change in Control.

16.	General Provisions.
(a)	Additional Requirements. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of Stock thereunder, such Award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b)	Award Agreements. Each Award granted pursuant to the Plan shall be evidenced by a written Award Agreement executed by the Company and the person to whom such Award is granted or a grant letter executed by the Company.

(c)	Investment Purposes. The Committee may require a Participant to give satisfactory assurances that the shares purchased by him or her pursuant to any Award are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws.

(d)	Registration. The Committee may condition the exercise of an Award upon the listing, registration or qualification of the shares covered by such Award upon a securities exchange or under applicable securities laws.

(e)	Plan Not a Contract of Employment. The Plan is not an employment contract and neither the Plan nor any action taken hereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or a Related Company. The Company or, as applicable, the Related Company may terminate the Participant’s employment as freely and with the same effect as if the Plan were not in existence. Nothing set forth in the Plan shall prevent the Company or a Related Company from adopting other or additional compensation arrangements.

(f)	Determinations Not Uniform. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated.

(g)	Indemnification. No member of the Board or the Committee, nor any officer or Employee of the Company or a Related Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board and the Committee, and all officers or Employees of the Company and Related Companies acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(h)	Awards Not Includable for Benefit Purposes. Income recognized by an Employee pursuant to the Plan shall not be included in the determination of benefits under any other executive compensation or Employee benefit or other compensatory plan of the Company or a Related Company, or any entity controlled by the Company or a Related Company, except as specifically provided in any such other plan or as otherwise provided by the Committee.

(i)	Severability. If any provision of the Plan is held to be void, illegal, unenforceable or otherwise in conflict with the law governing the Plan, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the other provisions of the Plan shall remain in full force and effect.

(j)	Headings and Governing Law. The text of the Plan shall control and the headings to the Sections are for reference purposes only and do not limit or extend the meaning of any of the Plan’s provisions. Except as to matters of federal law, the Plan and all rights hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

(k)	Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a recipient by the Company, nothing contained herein shall give any such recipient any rights that are greater than those of a general creditor of the Company.

(l)	Applicable Laws. The obligation of the Company to sell or deliver shares with respect to the Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. Moreover, each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of shares issuable pursuant to an Award is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award, or the issuance of shares thereunder, no Awards shall be granted or shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions, as acceptable to the Committee. In the event that the issuance or disposition of shares acquired pursuant to an Award is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require the holder of an Award receiving shares pursuant to that Award, as a condition precedent to receipt of such shares, to make such representations as the Committee deems appropriate, including, without limitation, a representation to the Company in writing that the shares acquired by such Participant are acquired for investment only and not with a view to distribution.
17.	Effective Date and Duration. The Plan shall be effective on the Effective Date, subject, to the extent required by law, to approval by the Company’s stockholders. No awards of Stock Options, Restricted Stock, Deferred Stock or Stock Appreciation Rights shall be made under the Plan after the date that is 10 years from the Effective Date.

PROXY CARD

Electronic Voting Instructions You can vote by lnternet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the hhro voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the lnternet or telephone must be received by 1:OO a.m., Central Time, on April 24, 2007 Vote by lnternet Log on to the lnternet and go to vww.investorvote.com Follow the steps outlined on the secured website. nVote by telephone *& Call toll free 1-800462-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals -The Board of Directors unanimously recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold I 02 — Stephen L Sanetti 03 — Michael 0.Fifer 04 -John A. Cosentino. Jr. 05 — C Michael Jambi 06 -John M. Kingsh J i [7 rn 07 -Stephen T. Merkel 08 -Ronald C. Whitaker [7 For Against Abstain For Against Abstain 2. Ratification of the Appointment of McGladrey & Pullen, LLP 3. Approval of the Sturm, Ruger & Company, Inc. 2007 Stock as the Independent Auditors of the Company for the 2007 [7 Incentive Plan. fiscal year. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. 0 0 0 Non-Voting Items Change of Address -Please print new address below. — - - — - Authorized Signatures -This section must be completed for your vote to be counted. -Date and Sign Below When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mmlddlyyyy) -Please print date below. Signature 1 -Please keep signature within the box. Signature 2 -Please keep signature within the box.

v IF YOU HAVE NOT VOTED VIA THE INTERNETOR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V STURM, RUGER& COMPANY,INC. Proxy -Sturm, Ruger & Company, Inc. LACEY PLACE, SOUTHPORT, CONNECTICUT 06890 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on April 24,2007 The undersigned hereby appoints Michael 0. Fifer, Stephen L. Sanetti and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the “Company”), held of record by the undersigned on March 2, 2007 at the Annual Meeting of Stockholders to be held on April 24,2007 or any adjournment or postponement thereof. The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR the election of all Directors and “FOR” Proposals 2 and 3. Please sign exactly as name appears on other side of this proxy form. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side.)